EXHIBIT (a)(1)(A)

OFFERING CIRCULAR

Offer to Exchange

$400,000,000 principal amount of our
1.5% Senior Convertible Notes, Series B due August 15, 2023
for any or all of our outstanding
1.5% Senior Convertible Notes due August 15, 2023

Exchange Offer

      Fair Isaac Corporation is offering to exchange, upon the terms and subject to the conditions set forth in this offering circular and the accompanying letter of transmittal, $1,000 principal amount of our newly issued 1.5% Senior Convertible Notes, Series B due August 15, 2023, which we refer to as the new notes, for each $1,000 principal amount of validly tendered and accepted 1.5% Senior Convertible Notes due August 15, 2023, which we refer to as the outstanding notes.

      The exchange offer expires at midnight, New York City time, on Thursday, March 24, 2005, which date we refer to as the expiration date, unless earlier terminated or extended by us.

      Tenders of outstanding notes may be withdrawn at any time before midnight, New York City time, on the expiration date of the exchange offer.

      As explained more fully in this offering circular, the exchange offer is subject to the exchange not resulting in any adverse tax consequences to us and certain other customary conditions, which we may waive.

      The terms of the new notes are similar to the terms of the outstanding notes, but differ from the terms of the outstanding notes in the following ways:

•	The new notes are convertible into (1) cash in an amount equal to the lesser of the principal amount of such notes and the conversion value of such notes and (2) to the extent such conversion value exceeds the principal amount of such notes, the remainder of the conversion obligation in cash or shares of common stock or a combination thereof, under the circumstances and during the periods described in this offering circular. The outstanding notes are convertible in accordance with their terms only into shares of our common stock, other than fractional shares which may be settled in cash.

•	In the event of a change in control occurring prior to August 15, 2008, we will pay a make-whole premium on the new notes converted in connection therewith, unless (i) at least 90% of the consideration paid or payable for our common stock in such change of control is publicly traded common stock, or (ii) the acquirer is a public acquirer, in which case, at our option, the new notes may instead become convertible into the common stock of the public acquirer, under the circumstances and subject to the net share settlement provisions described herein.

      The exchange offer is described in detail in this offering circular, and we urge you to read it carefully, including the section entitled “Risk Factors” beginning on page 16, for a discussion of factors you should consider before tendering your outstanding notes in exchange for new notes.

       Neither our Board of Directors nor any other person is making any recommendation as to whether you should choose to exchange your outstanding notes for new notes.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS OFFERING IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this offering circular is February 25, 2005.

      You should rely only on the information contained in, or incorporated by reference into, this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

      This offering circular does not constitute an offer to exchange in any jurisdiction in which, or from any person to or from whom, it is unlawful to make such offer under applicable federal securities or state securities laws. The delivery of this offering circular shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or any attachments hereto nor in the affairs of the company or any of its subsidiaries since the date hereof.

      In making a decision in connection with the exchange offer, noteholders must rely on their own examination of the company and the terms of the exchange offer, including the merits and risks involved. Noteholders should not construe the contents of this offering circular as providing any legal, business, financial or tax advice. Each noteholder should consult with its own legal, business, financial and tax advisors with respect to any such matters concerning this offering circular and the exchange offer contemplated thereby.

      We are relying on Section 3(a)(9) of the Securities Act of 1933, as amended, which we refer to as the Securities Act, to exempt the exchange offer from the registration requirements of the Securities Act with respect to the exchange of the outstanding notes for the new notes. We are also relying on Section 18(b)(4)(c) of the Securities Act to exempt the exchange offer from state securities law requirements. We have not filed a registration statement under the Securities Act or any other federal or state securities laws with respect to the new notes that may be deemed to be offered by virtue of this exchange offer.

      Generally, the Securities Act prohibits the offer of securities to the public unless a registration statement has been filed with the Securities and Exchange Commission, or the SEC, and the sale of securities until such registration statement has been declared effective by the SEC, unless an exemption from registration is available. The exchange offer constitutes an “offer” of securities under the Securities Act. However, we are availing ourselves of Section 3(a)(9) of the Securities Act which provides an exemption from registration for exchanges of securities by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly to any broker, dealer, salesperson or other person for soliciting such exchange. Accordingly, no filing of a registration statement with the SEC is being made with respect to the exchange offer.

      We have nevertheless prepared this offering circular which contains substantially the same information which would be required for a registration statement and are distributing this offering circular to the noteholders. Because filing of a registration statement with the SEC is not required for the exchange offer, the SEC is not reviewing or commenting on this offering circular and the documents used in the exchange offer.

      Based upon interpretations by the staff of the Division of Corporation Finance of the SEC, we believe that any new notes that we issue in exchange for outstanding notes that were eligible for resale without compliance with the registration requirements of the Securities Act, specifically outstanding notes represented by CUSIP No. 303250 AB 0 may be offered for resale, resold and otherwise transferred by any holder thereof who is not an affiliate of ours without compliance with the registration requirements of the Securities Act. All other new notes, specifically new notes issued in exchange for outstanding notes represented by CUSIP No. 303250 AA 2, will be subject to the transfer restrictions described under “Transfer Restrictions” beginning on page 66 of this offering circular.

      All inquiries relating to this offering circular and the exchange offer should be directed to Georgeson Shareholder Communications Inc., the information agent for the exchange offer, at one of the telephone numbers or the address listed on the back cover page of this offering circular. Questions regarding the procedures for tendering in the exchange offer and requests for assistance in tendering your old securities should be directed to Wells Fargo Bank, N.A., the exchange agent, at the telephone number or the address listed on the back cover page of this offering. Requests for additional copies of this offering circular, any documents incorporated by reference into this offering circular or the letter of transmittal and notice of guaranteed delivery may be directed to either the information agent or the exchange agent at the respective telephone numbers and addresses listed on the back cover page of this offering circular.

WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, under which we file periodic reports, proxy and information statements and other information with the Securities and Exchange Commission, which we refer to as the SEC. Copies of the reports, proxy and information statements and other information may be examined without charge at the Public Reference Section of the SEC. Copies of all or a portion of such materials can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. In addition, filings with the SEC are also available to the public on the SEC’s internet website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

      These reports, proxy and information statements and other information may also be inspected at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have agreed that if at any time the notes or the shares issuable upon conversion of the notes are “restricted securities” within the meaning of the Securities Act of 1933, as amended, referred to as the Securities Act, and if we are not subject to the information reporting requirements of the Exchange Act, we will furnish to holders of the new notes and such shares and to prospective purchasers designated by them the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the new notes and such shares.

      We have “incorporated by reference” into this offering circular certain information that we file with the SEC. This means that we can disclose important business, financial and other information in this offering circular by referring you to the documents containing this information. All information incorporated by reference is deemed to be part of this offering circular, unless and until that information is updated and superseded by the information contained in this offering circular or any information later filed with the SEC and incorporated. Any information that we subsequently file with the SEC that is incorporated by reference as described below will automatically update and supersede any previous information that is part of this offering circular.

      We incorporate by reference into this offering circular our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), or 15(d) of the Exchange Act until this offering is completed (other than any information furnished under or in connection with either Item 2.02 or Item 7.01 of any Current Report on Form 8-K):

Fair Isaac SEC Filings (File No. 001-11689)	Period

Annual Report on Form 10-K, including the information incorporated by reference from our definitive proxy statement relating to our 2005 annual meeting of shareholders	Fiscal year ended September 30, 2004

Quarterly Report on Form 10-Q	Fiscal quarter ended December 31, 2004

Current Reports on Form 8-K	Filed with the SEC on November 17, 2004 (as amended on December 17, 2004); December 30, 2004 and February 25, 2005

      We will provide without charge to each person to whom a copy of this offering circular is delivered, including any beneficial owner, upon the written request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this offering circular incorporates).

      Requests should be directed to:

Fair Isaac Corporation

901 Marquette Avenue, Suite 3200
Minneapolis, Minnesota 55402
Attention: John Emerick
(612) 758-5200

FORWARD-LOOKING STATEMENTS

      Statements contained in this offering circular and the documents incorporated by reference that are not statements of historical fact should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). In addition, certain statements in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenue, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other statements concerning future financial performance; (ii) statements of our plans and objectives by our management or Board of Directors, including those relating to products or services; (iii) statements of assumptions underlying such statements; (iv) statements regarding business relationships with vendors, customers or collaborators; and (v) statements regarding products, their characteristics, performance, sales potential or effect in the hands of customers. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “should,” “potential,” “goals,” “strategy,” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

      Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, those described in “Risk Factors” beginning on page 16 of this offering circular. The performance of our business and our securities may be adversely affected by these factors and by other factors common to other businesses and investments, or to the general economy. Forward-looking statements are qualified by some or all of these risk factors. Therefore, you should consider these risk factors with caution and form your own critical and independent conclusions about the likely effect of these risk factors on our future performance. Such forward-looking statements speak only as of the date on which statements are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events or circumstances. You should carefully review the disclosures and the risk factors described in this and other documents we file from time to time with the SEC.

SUMMARY

      The following summary may not contain all the information that may be important to you. You should read the entire offering circular, including the information incorporated by reference, before making a decision with respect to the exchange offer. When used in this offering circular, the terms “Fair Isaac,” “we,” “our” and “us” refer to Fair Isaac Corporation and its consolidated subsidiaries, unless otherwise specified. We effected a three-for-two stock split on March 10, 2004 in the form of a stock dividend to holders of record on the record date for such dividend. Unless otherwise indicated, all share and per share amounts set forth in this offering circular have been adjusted to reflect such stock split.

Fair Isaac Corporation

      We provide products and services that enable businesses to automate and improve decisions. Our predictive modeling, decision analysis, business intelligence management, decision management systems and consulting services power billions of customer decisions each year. We help thousands of companies in over 60 countries target and acquire customers more efficiently, increase customer value, reduce fraud and credit losses, lower operating expenses and enter new markets more profitably. Most leading banks and credit card issuers rely on our solutions, as do insurers, retailers, telecommunications providers, healthcare organizations and government agencies. We also serve consumers through online services that enable people to purchase and understand their FICO® scores, the standard measure in the United States of credit risk, empowering them to manage their financial health.

      We classify our products and services into the following four segments:

•	Strategy MachineTM Solutions. Our Strategy MachineTM Solutions are industry-tailored applications designed for specific processes such as marketing, account origination, customer management, fraud and medical bill review, as well as consumer solutions from our myFICO service.

•	Scoring Solutions. These include our scoring services distributed through major credit reporting agencies, as well as services through which we provide our credit bureau scores to lenders directly.

•	Professional Services. This segment includes revenues from consulting services and custom engagements, as well as services associated with implementing and delivering our products.

•	Analytic Software Tools. This segment is composed of our analytic software tools sold to businesses for their use in building their own decision management applications.

      We were founded in 1956, subsequently incorporated in California and reincorporated in Delaware in 1987. The mailing address of our principal executive offices is 901 Marquette Avenue, Suite 3200, Minneapolis, Minnesota 55402 and our telephone number at that address is (612) 758-5200. We maintain a website on the internet at www.fairisaac.com. Our website is not a part of this offering circular.

The Exchange Offer

Background	We issued the outstanding notes in August 2003 in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, which we refer to as the Securities Act. In December 2003, we filed a registration statement on Form S-3 (File No. 333-111460), which became effective in January 2004, covering resales from time to time by selling securityholders of our outstanding notes and shares of our common stock issuable upon conversion of the outstanding notes. We commenced this exchange offer on February 25, 2005 for the reasons stated below. The following is a brief summary of the terms of the exchange offer. For a more complete description, see the section of this offering circular entitled “The Exchange Offer.”

Purpose of the exchange offer	The purpose of this exchange offer is to exchange outstanding notes for new notes with certain different terms. The Financial Accounting Standards Board’s (“FASB”) adoption of Emerging Issues Task Force (“EITF”) EITF 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share,” adopted after the issuance of the outstanding notes, requires us to include, in our calculation of diluted earnings per share, common shares potentially issuable upon conversion of all of the outstanding notes into our reported shares of common stock outstanding using the “if converted” method, whether or not the outstanding notes may then be converted pursuant to their terms. The “if converted” method requires us, when calculating diluted earnings per share, to add back the after-tax interest expense on the outstanding notes to net income for each reporting period that we have income from continuing operations and include the potentially issuable shares as if the outstanding notes had been converted into common stock at the beginning of the reporting period, when dilutive. EITF 04-8 requires restatement of earnings per share using this methodology for every reporting period since the outstanding notes were issued in August 2003 even though none of the conditions permitting conversion had been met. For every quarter beginning with the fourth quarter of fiscal 2003, when the outstanding notes were issued, in which we had income from continuing operations, we are required to include an additional approximately 9.1 million shares in the calculation of diluted weighted-average shares outstanding which is less than 15% of the weighted average shares outstanding. These shares, when dilutive under the “if converted” method, will continue to be included in our diluted earnings per share calculation in quarters in which we have income from continuing operations until the outstanding notes represented thereby are redeemed, retired or amended in a manner that decreases the dilutive impact. Assuming the exchange of substantially all of the outstanding notes for the new notes, in future reporting periods we expect our reported diluted earnings per share will be higher than had we not undertaken the exchange offer because fewer shares will be included in the diluted earnings per share calculation. For a more detailed description of these differences, see the section of this offering circular entitled “Summary — Material Differences Between the Outstanding Notes and the New Notes.”

The terms of the new notes will have a net share settlement feature requiring us to settle all conversions for cash and, in certain circumstances and at our option, shares of our common stock. By committing to pay a portion of the consideration upon conversion of the new notes in cash, we will be able to apply the treasury stock method to calculate diluted earnings per share from and after the issuance of the new notes. Under this method, the number of shares of our common stock deemed to be outstanding for the purpose of calculating diluted earnings per share will not be increased until the average closing sale price of our common stock during a reporting period exceeds the base conversion price of the new notes (initially $43.9525 per share). The initial conversion price is equivalent to a conversion rate of approximately 22.7518 shares of common stock per $1,000 principal amount of the outstanding notes. Whenever the average closing sale price of our common stock exceeds the base conversion price, the number of additional shares will be determined by the following formula:

[	(average closing sale price during the applicable reporting period × applicable conversion rate) - $1,000 average closing sale price during the applicable reporting period	]	×	the number of outstanding new notes

The exchange offer	We are offering to exchange $1,000 principal amount of new notes for each $1,000 principal amount of outstanding notes accepted for exchange.

Conditions to the exchange offer	The exchange offer is subject to the exchange not resulting in any adverse tax consequences to us and certain other customary conditions. See the section of this offering circular entitled “The Exchange Offer — Conditions to the Exchange Offer.”

Expiration date	The exchange offer will expire at midnight, New York City time, on March 24, 2005, which date we refer to as the expiration date, unless extended or earlier terminated by us. We may extend the expiration date for any reason. If we decide to extend it, we will announce any extensions by press release or other permitted means no later than 9:00 a.m., New York City time, on the business day immediately following the scheduled expiration of the exchange offer.

Withdrawal of tenders	Tenders of outstanding notes may be withdrawn by a request in writing at any time prior to midnight, New York City time, on the expiration date.

Procedures for exchange	In order to exchange outstanding notes, you must tender the outstanding notes together with a properly completed letter of transmittal and the other agreements and documents described in the letter of transmittal. If you own outstanding notes held through a broker or other third party, or in “street name,” you will need to follow the instructions in the letter of transmittal on how to instruct your custodian to tender the outstanding notes on your behalf, as well as submit a letter of transmittal and the other agreements and documents described in this offering circular. We will determine in our reasonable discretion whether any outstanding notes have been validly tendered. Outstanding notes may be tendered by electronic transmission of acceptance through The Depository Trust Company’s, which we refer to as DTC, Automated Tender Offer Program, which we refer to as ATOP, procedures for transfer or by delivery of a signed letter of transmittal pursuant to the instructions described therein. Custodial entities that are participants in DTC must tender outstanding notes through DTC’s ATOP, by which the custodial entity and the beneficial owner on whose behalf the custodial entity is acting agree to be bound by the letter of transmittal. A letter of transmittal need not accompany tenders effected through ATOP. Please carefully follow the instructions contained in this document on how to tender your securities.

If you decide to tender outstanding notes in the exchange offer, you may withdraw them at any time prior to the expiration date. If we decide for any reason not to accept any outstanding notes for exchange, they will be returned without expense to the tendering holder or credited to an account maintained at DTC if tendered by a DTC participant promptly after the expiration or termination of the exchange offer.

Please see pages 34 through 37 for instructions on how to exchange your outstanding notes for new notes.

Acceptance of outstanding notes	We will accept all outstanding notes validly tendered and not withdrawn as of the expiration date and will issue the new notes promptly after the expiration date, upon the terms and subject to the conditions in this offering circular and the letter of transmittal. We will accept outstanding notes for exchange after the exchange agent has received a timely book-entry confirmation of transfer of outstanding notes into the exchange agent’s DTC account or a properly completed and executed letter of transmittal, as applicable. Our oral or written notice of acceptance to the exchange agent will be considered our acceptance of all validly tendered outstanding notes in the exchange offer.

Amendment of the exchange offer	We reserve the right not to accept any of the outstanding notes tendered, and to otherwise interpret or modify the terms of this exchange offer, provided that we will comply with applicable laws that require us to extend the period during which outstanding notes may be tendered or withdrawn as a result of changes in the terms of or information relating to the exchange offer.

Use of proceeds	We will not receive any cash proceeds from this exchange offer. Outstanding notes that are validly tendered and exchanged for new notes pursuant to the exchange offer will be retired and canceled.

Fees and expenses of the exchange offer	We estimate that the approximate total cost of the exchange offer, assuming all of the outstanding notes are exchanged for new notes, will be approximately $1.4 million.

Taxation	The U.S. federal income tax consequences of the exchange offer and of the ownership and disposition of the new notes are not entirely clear because there is no statutory, administrative or judicial authority that specifically addresses an exchange with the terms of the exchange offer. We intend to take the position that the modifications to the outstanding notes resulting from the exchange of outstanding notes for new notes will not constitute a significant modification of the outstanding notes for U.S. federal income tax purposes. If, consistent with our position, the exchange of outstanding notes for new notes does not constitute a significant modification of the outstanding notes, the new notes will be treated for U.S. federal income tax purposes as a continuation of the outstanding notes and there will be no U.S. federal income tax consequences to a U.S. Holder who exchanges outstanding notes for new notes pursuant to the exchange offer.

If the exchange were to constitute a significant modification, we intend to take the position that the exchange should constitute a non-taxable recapitalization in which an exchanging holder would not recognize gain or loss but might be required to accrue interest income at a significantly different rate and on a significantly different schedule than is applicable to the outstanding notes.

See the section of this offering circular entitled “Material U.S. Federal Income Tax Considerations” beginning on page 62.

Outstanding notes not tendered or accepted for exchange	Any outstanding notes not accepted for exchange for any reason will be returned without expense to you promptly after the expiration or termination of this exchange offer. If you do not exchange your outstanding notes in this exchange offer, or if your outstanding notes are not accepted for exchange, you will continue to hold your outstanding notes and will be entitled to all the rights and subject to all the limitations applicable to the outstanding notes. However, the liquidity of any trading market for outstanding notes not tendered for exchange, or tendered for exchange and not accepted, could be reduced to the extent that outstanding notes are tendered and accepted for exchange in the exchange offer. See “Risk Factors — Risks Related to the New Notes and the Exchange Offer.”

Exchange agent	Wells Fargo Bank, N.A. is the exchange agent for this exchange offer. Its address and telephone numbers are located in the section on the back cover of this offering circular.

Information agent	Georgeson Shareholder Communications Inc. is the information agent for this exchange offer. Its address and telephone numbers are located on the back cover of this offering circular.

Financial advisor	Credit Suisse First Boston LLC is our financial advisor for the exchange offer.

Risk factors	You should carefully consider the matters described under “Risk Factors” as well as other information set forth in this offering circular and in the letter of transmittal before you decide to participate in the exchange offer.

Material Differences Between the Outstanding Notes and the New Notes

      The material differences between the outstanding notes and the new notes are illustrated in the table below. The table below is qualified in its entirety by the information contained in this offering circular and the documents governing the outstanding notes and the new notes. For a more detailed description of the new notes, see the section of this offering circular entitled “Description of the New Notes.”

	Outstanding Notes	New Notes

Settlement upon conversion	Upon conversion of the outstanding notes, we will deliver shares of our common stock at the applicable conversion rate.	Upon conversion of the new notes, we will deliver, in respect of each $1,000 principal amount of new notes:
• cash in an amount (the “principal return”) equal to the lesser of (1) the principal amount of each new note to be converted and (2) the “conversion value,” which is equal to (a) the applicable conversion rate, multiplied by (b) the applicable stock price, as defined under “Description of the New Notes — Conversion of New Notes — Payment Upon Conversion — Settlement Method,” and
• if the conversion value is greater than the principal amount of each new note, a number of shares of our common stock (the “net shares”) equal to the sum of the daily share amounts, calculated as described under “Description of the New Notes — Conversion of New Notes — Payment Upon Conversion — Settlement Method;” provided that, at our option, we may deliver cash, or a combination of cash and shares of our common stock, equal to the value of the net shares.
Accounting treatment	On October 13, 2004, the FASB ratified EITF 04-8. EITF 04-8 requires us to add, in our calculation of diluted earnings per share, shares potentially issuable upon conversion of all of the outstanding notes into our common stock, when dilutive, under the “if converted” method, whether or not the outstanding notes may be converted pursuant to their terms. The “if converted” method requires us, when calculating diluted earnings per share, to add back the after-tax interest expense on the outstanding notes to net income for each reporting period we have income from continuing operations and include the potentially issuable shares as if the outstanding notes had been converted into common stock at the beginning of the reporting period. EITF 04-8 requires restatement of earnings per share using this methodology for every reporting	As the terms of the new notes require us to settle the par value of the notes in cash and deliver shares or cash only for the differential between the stock price on the date of conversion and the conversion price (initially $43.9525), generally accepted accounting principles in the United States (GAAP) require us to apply the treasury stock method for the potential common shares issuable, when they are dilutive, in our calculation of diluted earnings per share from and after the date the new notes are issued. The treasury stock method requires us to include in our calculation of diluted earnings per share, shares issuable if the new notes were to be converted at the average sale price of our common stock during the reporting period. After-tax interest expense is not added back to net income for purposes of calculating diluted

Outstanding Notes	New Notes

period since the outstanding notes were issued in August 2003 even though none of the conditions permitting conversion had been met. For every quarter beginning with the fourth quarter of fiscal 2003, when the outstanding notes were issued, in which we had income from continuing operations, we are required to include an additional approximately 9.1 million shares in the calculation of diluted weighted-average shares outstanding. These common shares will continue to be included in our diluted earnings per share calculation in quarters in which we have income from continuing operations, when dilutive, until the outstanding notes represented thereby are redeemed, retired or amended in a manner that decreases the dilutive impact.	earnings per share under the treasury stock method. Under the treasury stock method, the number of shares of our common stock deemed to be outstanding for the purpose of calculating diluted earnings per share will not be increased unless the average sale price of our common stock during a reporting period exceeds the base conversion price of the new notes. Whenever the average closing sale price of our common stock during a reporting period exceeds the base conversion price, the number of additional shares will be determined by the formula noted below.

[	(average closing sale price during the applicable reporting period × applicable conversion rate) - $1,000 average closing sale price during the applicable reporting period	]	×	the number of outstanding new notes

	Outstanding Notes	New Notes

Risks associated with the outstanding notes and the new notes	Apart from the differences appearing in the paragraph to the right, in general, the risks associated with the outstanding notes and the new notes are the same. See the section entitled “Risk Factors.”	In general, the risks associated with the outstanding notes and the new notes are the same. As a result of the cash settlement feature of the new notes, however, we may not have the funds or the ability to raise the funds necessary to finance the conversion of the new notes or the purchase of the new notes if required by the holders pursuant to the indenture. Also, the new notes are a new issue of securities and there is no condition as to the minimum amount of outstanding notes that must be tendered in the exchange offer, we cannot assure you that an active trading market for the new notes will develop or be sustained or that the new notes will have sufficient liquidity to avoid price volatility and trading disadvantages. In addition, a resale registration statement will not be available for holders participating in the exchange offer and holding notes bearing CUSIP No. 303250 AA 2, and therefore there will be restrictions on their transferability. See the section entitled “Risk Factors — Risks Related to the New Notes and Outstanding Notes” and “— Risks Related to the New Notes and the Exchange Offer.”
Securities Act registration	Outstanding notes bearing CUSIP No. 303250 AB 0 are freely transferable	New notes issued in exchange for outstanding notes represented by CUSIP

	Outstanding Notes	New Notes

	by the holders thereof, unless such holders are our affiliates. Outstanding notes bearing CUSIP No. 303250 AA 2 are transfer restricted securities under the Securities Act, and may not be offered or sold in the public market absent registration under the Securities Act or an exemption from Securities Act registration. We currently have an effective resale shelf registration statement that we believe covers most of the outstanding notes that are restricted securities and we have an obligation under the registration rights agreement entered into in connection with the issuance of the outstanding notes to maintain the effectiveness of that registration statement until the earlier of sale of all the outstanding notes pursuant to the registration statement or August 6, 2005, the date when all the outstanding notes will be transferable under Rule 144(k), unless held by one of our affiliates.	No. 303250 AB 0 will be freely transferable by the holders thereof, unless such holders are our affiliates. New notes issued in exchange for outstanding notes represented by CUSIP No. 303250 AA 2 are transfer restricted securities under the Securities Act, and may not be offered or sold in the public market absent registration under the Securities Act or an exemption from Securities Act registration. Our existing effective resale shelf registration statement covering sales of the outstanding notes will not cover the new notes and we do not intend to, nor will we be obligated to, file any registration statement covering transfers of the new notes. Holders of new notes that are transfer restricted securities may tack their holding periods for the outstanding notes to the holding period for the new notes for purposes of calculating the two year holding period under Rule 144(k), and as a result the new notes will become freely transferable by such holders under Rule 144(k) beginning August 6, 2005, unless such holders are our affiliates.
Payment of a make-whole premium upon conversion of new notes in the event of a change in control	None.	If a change in control occurs prior to August 15, 2008, we will pay a make- whole premium on new notes converted in connection with the change in control, unless (i) at least 90% of the consideration paid or payable for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such change in control transaction consists of shares of capital stock traded on the New York Stock Exchange or another U.S. national securities exchange or quoted on The Nasdaq National Stock Market or a successor automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction) or (ii) the acquirer is a public acquirer, in which case, at our option, the new notes may instead become convertible into the common stock of the public acquirer, under the circumstances and subject to the net share settlement provisions described herein. See “Description of the New Notes — Conversion of New Notes — Conversion After a Public Acquirer Change in Control.” The make-whole premium will be payable in shares

	Outstanding Notes	New Notes

of our common stock, or the consideration into which our common stock has been converted or exchanged in connection with the change in control, on the change in control purchase date after the change in control.
The make-whole premium will be determined based on the effective date of the change in control and the price (the “stock price”) paid per share of our common stock in such change in control transaction. A description of how the make-whole premium will be determined and a table showing the percentage of the make-whole premium at various stock prices and change in control effective dates is set forth under “Description of the New Notes — Determination of the Make-Whole Premium.”
Definition of change in control	A change in control will not be deemed to have occurred if the last sale price of our common stock for any five trading days during the ten trading days immediately preceding the change in control is at least equal to 105% of the conversion price in effect on such day.	A change in control will not be deemed to have occurred if, after August 15, 2008, the last sale price of our common stock for any five trading days during the ten trading days immediately preceding the change in control is at least equal to 105% of the conversion price in effect on such day.

The New Notes

Issuer	Fair Isaac Corporation.

New notes offered	$400,000,000 aggregate principal amount of 1.5% Senior Convertible Notes, Series B due August 15, 2023.

Maturity date	August 15, 2023.

Regular interest	The new notes will bear regular interest at an annual rate of 1.5%. Regular interest is payable on August 15 and February 15 of each year, beginning August 15, 2005. Beginning August 15, 2008, we will not pay regular interest on the new notes but interest will accrue at the rate of 1.5%, compounded semi-annually, and be due and payable upon the earlier to occur of redemption, repurchase or final maturity.

Contingent interest	We will pay contingent interest to the holders of the new notes during any six-month period from August 15 through February 14 and from February 15 through August 14, commencing with the six-month period beginning on August 15, 2008, if the average trading price of a new note for the five consecutive trading day period immediately preceding the first day of the applicable six-month period equals 120% or more of the sum of the principal amount of, plus accrued and unpaid regular interest on, the new note. The amount of contingent interest payable per new note in respect of any six-month period will equal 0.25% per annum of the average trading price of the new notes for the five trading day period immediately preceding such six-month period.

Conversion rights	Holders may surrender their new notes for conversion at the applicable conversion price if any of the following conditions is satisfied:

(i) prior to August 15, 2021, during any fiscal quarter, if the closing sale price of our common stock for at least 20 trading days in the 30 consecutive trading day period ending on the last day of the immediately preceding fiscal quarter is more than 120% of the conversion price per share of our common stock on the corresponding trading day;

(ii) at any time after the closing sale price of our common stock on any date after August 15, 2021 is more than 120% of the then current conversion price;

(iii) during the five consecutive business day period following any 10 consecutive trading day period in which the average of the trading prices for a new note was less than 98% of the average sale price of our common stock during such 10 day trading day period multiplied by the applicable conversion rate; provided, however, if, on the day before the conversion date, the closing sale price of our common stock is greater than 100% of the conversion price but less than or equal to 120% of the conversion price, then holders converting their new notes shall receive cash with a value equal to 100% of the principal amount of the new notes on the conversion date;

(iv) if we call the new notes for redemption; or

(v) if we make certain significant distributions to holders of our common stock or we enter into specified corporate transactions described under “Description of the New Notes — Conversion of New Notes.”

The initial conversion price of the new notes is equal to $43.9525 per share of our common stock. This is equal to an initial conversion rate of approximately 22.7518 shares of our common stock per $1,000 principal amount of notes. Accrued and unpaid regular or contingent interest will be deemed paid upon conversion.

Settlement upon conversion	Subject to certain exceptions, if a holder surrenders its new notes for conversion, such holder will receive, in respect of each $1,000 principal amount of new notes:

• cash in an amount (the “principal return”) equal to the lesser of (1) the principal amount of each new note to be converted and (2) the “conversion value,” which is equal to (a) the applicable conversion rate, multiplied by (b) the applicable stock price, as defined under “Description of the New Notes — Conversion of New Notes — Payment Upon Conversion — Settlement Method,” and

• if the conversion value is greater than the principal amount of each new note, a number of shares of our common stock equal to the sum of the daily share amounts, calculated as described under “Description of the New Notes — Conversion of New Notes — Payment Upon Conversion — Settlement Method;” provided that, at our option, we may deliver cash, or a combination of cash and shares of our common stock, equal to the value of the net share amount, calculated as described under “Description of the New Notes — Conversion of New Notes — Payment Upon Conversion — Settlement Method.”

Optional redemption	We may redeem for cash all or part of the new notes on and after August 15, 2008 at a redemption price equal to 100% of the principal amount of the new notes being redeemed, plus accrued and unpaid interest to but not including the date of redemption. See “Description of the New Notes — Optional Redemption by Fair Isaac.”

Purchase at holder’s option on specified dates	You may require us to repurchase all or part of your new notes for cash on August 15, 2007, August 15, 2008, August 15, 2013 and August 15, 2018 at a price equal to 100% of the principal amount of the new notes, plus accrued and unpaid interest to but not including the date of repurchase. See “Description of the New Notes — Purchase of New Notes at Your Option on Specified Dates.”

Purchase at holder’s option upon a change in control	You may require us to purchase your new notes upon the occurrence of a change in control in cash at 100% of the principal amount of the new notes, plus accrued and unpaid interest to but not including the purchase date, subject to certain limitations. See

“Description of the New Notes — Purchase of New Notes at Your Option upon a Change in Control.”

Make-whole premium on conversion of notes in connection with a change in control	In the event of a change in control, we may be required in certain circumstances to pay a make-whole premium on new notes converted in connection with the change in control, unless (i) at least 90% of the consideration paid or payable for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such change in control transaction consists of shares of capital stock traded on the New York Stock Exchange or another U.S. national securities exchange or quoted on The Nasdaq National Stock Market or a successor automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction) or (ii) the acquirer is a public acquirer, in which case, at our option, the new notes may instead become convertible into the common stock of the public acquirer, under the circumstances and subject to the net share settlement provisions described herein. See “Description of the New Notes — Conversion of New Notes — Conversion After a Public Acquirer Change in Control.” The make-whole premium will be payable in shares of our common stock, or the consideration into which our common stock has been converted or exchanged in connection with such change in control, on the repurchase date for the notes after the change in control. See “Description of the New Notes — Determination of the Make-Whole Premium.”

The amount of the make-whole premium, if any, will be based on the effective date of the change in control and the price paid per share of our common stock in such change in control transaction. A description of how the make-whole premium will be determined and a table showing the make-whole premium that would apply at various common stock prices and change in control effective dates is set forth under “Description of the New Notes — Determination of the Make-Whole Premium.”

Ranking	The new notes will be our senior unsecured obligations and will rank equal in right of payment with all of our unsecured and unsubordinated indebtedness. The new notes will be effectively subordinated to all of our existing and future secured indebtedness, to the extent of such security, and existing and future indebtedness and other liabilities of our subsidiaries. As of December 31, 2004, we had no significant secured indebtedness and our subsidiaries had approximately $32.4 million of outstanding indebtedness and other liabilities (excluding intercompany liabilities) to which the new notes would be effectively subordinated. The terms of the indenture under which the new notes are issued do not limit our ability to incur additional indebtedness.

Use of proceeds	We will not receive any cash proceeds from the issuance of the new notes.

Transfer restrictions	New notes issued in exchange for outstanding notes represented by CUSIP No. 303250 AB 0 will be freely transferable by the holders thereof, unless such holders are our affiliates. New notes issued in exchange for outstanding notes represented by CUSIP No. 303250 AA 2, and the shares issuable upon conversion of such notes, are transfer restricted securities under the Securities Act, and may not be offered or sold in the public market absent registration under the Securities Act or an exemption from registration. See “Transfer Restrictions” beginning on page 66. The holders of new notes will not be entitled to any registration rights. Holders of new notes that are transfer restricted securities may tack their holding periods for the outstanding notes to the holding periods of the new notes for purposes of calculating the two year holding period under Rule 144(k), and, as a result the new notes will become freely transferable by such holders under Rule 144(k) beginning August 6, 2005, unless such holders are our affiliates.

U.S. federal income taxation	Under the indenture governing the new notes, we will agree, and by acceptance of a beneficial interest in a new note each holder of a new note will be deemed to have agreed, to treat the new notes as indebtedness for U.S. federal income tax purposes that is subject to the U.S. Treasury Regulations governing contingent payment debt instruments. For U.S. federal income tax purposes, assuming that the exchange of the outstanding notes for the new notes does not constitute a significant modification, interest income on the new notes will accrue at the rate of 5.65% per year, compounded semi-annually, which represents the yield at which we could issue comparable noncontingent, nonconvertible, fixed rate debt instruments with terms and conditions otherwise similar to the new notes. U.S. Holders (as defined) will be required to accrue interest income on a constant yield to maturity basis at this rate (subject to certain adjustments), with the result that a U.S. Holder generally will recognize taxable income in excess of regular interest payments received while the new notes are outstanding.

Trading	We expect the new notes that are subject to transfer restrictions to be eligible for the PORTAL market. Our common stock is traded on The New York Stock Exchange under the symbol “FIC.”

Selected Consolidated Financial Data

      You should read the selected consolidated financial data set forth below in conjunction with our Annual Report on Form 10-K for the fiscal year ended September 30, 2004, our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2004 and our Current Report on Form 8-K filed on February 25, 2005. The statement of operations data for the fiscal years ended September 30, 2000, 2001, 2002, 2003 and 2004 have been derived from our audited consolidated financial statements. The balance sheet data as of December 31, 2004 and the statement of operations data for the quarters ended December 31, 2003 and 2004 have been derived from our unaudited condensed consolidated financial statements included in our recent Quarterly Report on Form 10-Q. The unaudited financial data is not indicative of the results for our full fiscal year or any other period. The unaudited financial data was prepared on the same basis as the audited financial statements and, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. All references for all periods presented below in the selected consolidated financial data to the number of basic and diluted shares and related per share amounts of our common stock have been adjusted to reflect our three-for-two common stock split effected as a stock dividend on March 10, 2004.

      We acquired Nykamp Consulting Group, Inc. in December 2001, HNC Software Inc. (“HNC”) in August 2002, Spectrum Managed Care, Inc. in December 2002, NAREX Inc. in July 2003, Diversified HealthCare Services, Inc. in September 2003, Seurat Company in October 2003, London Bridge Software Holdings plc in May 2004 and Braun Consulting, Inc. in November 2004. Result of operations from these acquisitions are included prospectively from the date of each acquisition. As a result of these acquisitions, the comparability of the data below is impacted.

						Quarter Ended
	Fiscal Year Ended September 30,					December 31,

	2000	2001	2002	2003	2004	2003	2004

						(Unaudited)	(Unaudited)

	(In thousands, except per share data and ratio data)

Consolidated Statement of Operations Data:

Revenues	$298,630	$329,148	$392,418	$629,295	$706,206	$169,341	$195,546

Operating expenses:

Cost of revenues	128,961	148,559	172,617	246,592	252,587	59,535	69,770

Research and development	29,817	28,321	33,840	67,574	71,088	16,401	20,998

Selling, general and administrative	90,215	78,061	87,045	124,641	182,374	41,760	53,568

Amortization of intangible assets(1)	2,100	2,100	4,380	13,793	19,064	4,067	6,784

In-process research and development(2)	—	—	40,200	—	—	—	—

Restructuring and acquisition-related(3)	2,923	—	7,224	2,501	1,227	—	—

Total operating expenses	254,016	257,041	345,306	455,101	526,340	121,763	151,120

Operating income	44,614	72,107	47,112	174,194	179,866	47,578	44,426

Interest income	4,110	5,785	6,374	7,548	9,998	2,445	1,706

Interest expense	—	—	(1,471)	(10,605)	(16,942)	(4,378)	(2,033)

Loss on redemption of convertible subordinated notes	—	—	—	—	(11,137)	—	—

Other (expense) income, net(4)	(1,654)	(1,039)	1,083	1,003	7,030	558	657

Income before income taxes	47,070	76,853	53,098	172,140	168,815	46,203	44,756

Provision for income taxes	19,439	30,741	35,214	64,983	66,027	17,442	16,895

Net income	$27,631	$46,112	$17,884	$107,157	$102,788	$28,761	$27,861

											Quarter Ended
	Fiscal Year Ended September 30,										December 31,

	2000		2001		2002		2003		2004		2003		2004

											(Unaudited)		(Unaudited)

	(In thousands, except per share data and ratio data)

Earnings per share:

Basic	$0.57		$0.93		$0.33		$1.48		$1.47		$0.41		$0.41

Diluted	$0.56		$0.89		$0.32		$1.40		$1.31		$0.36		$0.36

Shares used in computing earnings per share(5):

Basic	48,128		49,469		54,801		72,185		69,933		69,824		68,570

Diluted	49,392		51,884		56,325		77,370		82,132		82,838		80,056

Other Data:

Ratio of earnings to fixed charges(6)	16.09	x	22.70	x	10.71	x	10.85	x	7.63	x	8.31	x	11.68x

As of December 31,
2004

(Unaudited)

Consolidated Balance Sheet Data:

Cash, cash equivalents and short-term marketable securities	$306,994

Total assets	1,430,801

Senior convertible notes	400,000

Other long-term liabilities	11,306

Working capital	335,114

Total stockholders’ equity	867,628

Book value per share(7)	12.91

(1)	Includes amortization of goodwill prior to our adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” on October 1, 2002.

(2)	Represents a one-time charge for acquired in-process research and development related to our acquisition of HNC.

(3)	Consists of restructuring charges associated with the discontinuance of a product line and a reduction in staff in fiscal 2000. Consists of restructuring and other charges associated with the HNC acquisition in fiscal 2002 and fiscal 2003. Consists of the write off of deferred acquisition costs in connection with an aborted acquisition and charges related to a facility closure in fiscal 2004.

(4)	Includes a $1.4 million loss recorded in connection with a building site abandonment in fiscal 2000. Includes a $2.7 million gain on the sale of marketable security investments in fiscal 2002. Includes a $1.1 million loss associated with the impairment and write-off of an equity investment in fiscal 2002. Includes a $7.6 million gain on the sale of marketable security investments in fiscal 2004.

(5)	In the first quarter ended December 31, 2004, we adopted EITF 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share.” This consensus required us to restate previously reported diluted earnings per share for fiscal 2003, fiscal 2004 and the quarter ended December 31, 2003 to add common shares potentially issuable upon conversion of all our 1.5% Senior Convertible Notes due August 15, 2023 into our common stock.

(6)	For purposes of computing this ratio, “earnings” consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense and the component of rental expense believed by management to be representative of the interest factor thereon.

(7)	Book value per share of common stock was determined based on total stockholders’ equity divided by common stock outstanding as of December 31, 2004.

RISK FACTORS

      Before deciding whether to tender their outstanding notes, holders should carefully consider the following information in addition to the other information contained in this offering circular and the documents incorporated by reference into this offering circular. The risks and uncertainties described below are not the only ones we face, and additional risks not presently known to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition and results of operations could be materially adversely affected.

      This offering circular contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from those implied by our forward-looking statements. The following are all of the factors that might cause such differences which are material and presently known to us. See also “Forward-Looking Statements.”

Risks Related to the New Notes and the Outstanding Notes

      The following are risks related to both the new notes and the outstanding notes. For purposes of this section, references to the “notes” include the new notes and the outstanding notes.

The notes are subordinated to our secured indebtedness and there are no financial covenants in the indenture. Our ability to service our debt is dependent to some extent on the earnings of, and the receipt of distributions from, our subsidiaries.

      The outstanding notes are, and the new notes will be, senior unsecured obligations of Fair Isaac and will be subordinated in right of payment to all of our existing and future secured indebtedness to the extent of such security. In the event of our bankruptcy, liquidation or reorganization, or upon acceleration of the notes due to an event of default under the indenture and in certain other events, our assets will be available to pay obligations on the notes only after all secured indebtedness has been paid. As a result, there may not be sufficient assets remaining to pay amounts due on any or all of the notes.

      Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. Any payment of dividends, distributions, loans or advances by our subsidiaries will also be contingent upon our subsidiaries’ earnings and could be subject to contractual restrictions.

      Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

      The outstanding notes rank, and the new notes will rank, equally with our other senior indebtedness. As of December 31, 2004, we had no significant secured indebtedness outstanding and our subsidiaries had approximately $32.4 million of outstanding indebtedness and other liabilities (excluding intercompany liabilities) to which the notes would be effectively subordinated.

      Neither we nor our subsidiaries are restricted from incurring additional debt, including secured indebtedness, under the indenture. If we or our subsidiaries incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we and our subsidiaries will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted from paying dividends or issuing or repurchasing our securities under the indentures relating to each of the outstanding notes and the new notes.

We may be unable to meet the requirements under the indenture to purchase your notes upon a change in control or to repurchase your notes on a repurchase date.

      Upon a change in control, as defined in each of the indentures, you may require us to purchase all or a portion of your notes at a price equal to 100% of the principal amount of the notes being repurchased. If a change in control were to occur, we might not have enough funds to pay the purchase price for all tendered notes and may be required to secure third-party financing to purchase the notes. However, we may not be able to obtain such financing on commercially reasonable terms, or terms acceptable to us, or at all. In addition, future credit agreements or other agreements relating to our indebtedness might prohibit the redemption or repurchase of the notes and provide that a change in control constitutes an event of default. If a change in control occurs at a time when we are prohibited from purchasing the notes, we could seek the consent of our lenders to purchase the notes or could attempt to refinance this debt. If we do not obtain a consent, we could not purchase the notes. Our failure to purchase tendered notes would constitute an event of default under the indenture, which might constitute a default under the terms of our other debt. The term “change in control” is limited to certain specified transactions and may not include other events that might harm our financial condition. Our obligation to offer to purchase the notes upon a change in control would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

      In addition, we are required to repurchase your notes, at your option, on certain specified dates. We may not have enough funds to pay the repurchase price for all notes submitted for repurchase.

The conditional conversion feature of the notes could result in you receiving less than the value of the consideration into which a note is convertible.

      The notes are convertible only if specified conditions are met. If the specified conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the consideration into which the notes would otherwise be convertible.

Conversion of the notes will dilute the ownership interest of existing stockholders.

      The conversion of notes into shares of our common stock will dilute the ownership interests of existing stockholders. Any sales in the public market of the common stock issuable upon conversion of the notes could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants due to this dilution or to facilitate trading strategies involving notes and common stock.

Resales of certain of the notes and the shares issuable upon conversion of such notes are subject to restrictions.

      The outstanding notes were issued in a transaction exempt from registration under the Securities Act and we filed a shelf registration statement covering resales of the outstanding notes and the shares issuable upon conversion of such outstanding notes. We do not intend to file a shelf registration statement covering the resale of the new notes and the shares issuable upon conversion of the new notes. Therefore, any new notes issued in exchange for outstanding notes that have not been resold under the shelf registration statement may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, registration under the Securities Act and applicable state securities laws.

The price of the shares, and therefore the price of the notes, may fluctuate significantly, which may make it difficult for holders to resell the notes or the shares issuable upon conversion of the notes when desired or at attractive prices.

      Prior to electing to convert notes, the note holder should compare the price at which our common stock is trading in the market to the conversion price of the notes. Our common stock trades on The New York Stock Exchange under the symbol “FIC.” On February 24, 2005, the last reported sale price of our common stock on The New York Stock Exchange Composite Tape was $33.72 per share. The initial conversion price of the notes is $43.9525 per share of common stock. The market prices of our securities are subject to significant fluctuations in response to the factors set forth above and other factors, many of which are beyond our control. Such fluctuations, as well as economic conditions generally, may adversely affect the market price of our securities, including our common stock and the notes. There could be quarters in which we experience shortfalls in revenue and/or earnings from levels expected by securities analysts and investors, which could have an immediate and significant adverse effect on the trading price of our securities, including our common stock and the notes.

      In addition, the stock market in recent years has experienced extreme price and trading volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations may adversely affect the price of our common stock, regardless of our operating performance. Because the notes are convertible into common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the notes.

      Sales of substantial amounts of shares of our stock in the public market after this offering, or the perception that those sales may occur, could cause the market price of our common stock to decline. Because the notes are convertible only at a conversion price in excess of the recent trading price, such a decline in our common stock price may cause the value of the notes to decline.

The notes may not be rated or may receive a lower rating than anticipated.

      The outstanding notes have not been rated and we believe it is unlikely that they will be rated in the future or that the new notes will be rated. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, or reduces their rating in the future, the market price of the notes and our common stock would be harmed.

Provisions of our corporate documents may have anti-takeover effects that could prevent a change in control.

      Provisions of our certificate of incorporation, bylaws, stockholder rights plan and Delaware law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. See “Description of Capital Stock — Potential Anti-takeover Effects.”

Risks Related to the New Notes and the Exchange Offer

The make-whole amount payable upon the occurrence of a change in control may not adequately compensate you for the lost option value of your new notes as a result of such change in control and may not be enforceable.

      If a change in control occurs, we will pay a make-whole premium upon the conversion of new notes converted in connection with the change in control, unless (i) at least 90% of the consideration paid or payable for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such change in control transaction consists of shares of capital stock traded on the New York Stock Exchange or another U.S. national securities exchange or quoted on The Nasdaq National Stock Market or a successor automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction) or (ii) the acquirer is a public acquirer, in which case, at our option, the new notes may instead become convertible into the common stock of the public acquirer, under the circumstances and subject to the net share settlement provisions described herein. The amount of the make-whole premium, if any, will be based on the effective date of the change in control and the price paid, or deemed to be paid, per share of our common stock in the transaction constituting the change in control. A description of how the make-whole amount will be determined is described under “Description of the New Notes — Determination of the Make-Whole Premium.” While the make-whole premium is intended to compensate you for the lost option value of your new notes as a result of a change in control, the make-whole premium is only an approximation of such lost value and may not adequately compensate you for such loss. In addition, if the price paid per share of our common stock in the change in control is less than $32.50 or more than $150.00 (in each case subject to adjustment), there will be no such make-whole premium. Furthermore, our obligation to pay the make-whole premium could be considered an unenforceable penalty, subject to general principles of reasonableness of economic remedies.

No public market exists for the new notes.

      The new notes are a new issue of securities for which there is currently no public market. We do not intend to list the new notes on any national securities exchange or automated quotation system. While the outstanding notes are not listed on any national securities exchange or quoted on an automated quotation system, several broker-dealers make a market in the outstanding notes. We cannot assure you that an active or sustained trading market for the new notes will develop or that the holders will be able to sell their new notes. Since there is no condition as to the minimum amount of outstanding notes that must be tendered in the exchange offer, we cannot assure you that the new notes will have sufficient liquidity to avoid price volatility and trading disadvantages.

      Moreover, even if the holders are able to sell their new notes, we cannot assure you as to the price at which any sales will be made. Future trading prices of the new notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and credit rating, the price of our common stock and the market for similar securities. Additionally, it is possible that the market for the new notes will be subject to disruptions which may have a negative effect on the holders of the new notes, regardless of our prospects or financial performance.

You may not receive any common stock upon conversion, which may mean that you will not receive the benefit of any appreciation in the price of our common stock after the date of conversion.

      You will not have the right to receive shares of our common stock upon conversion. Instead, you will receive a cash equivalent or a combination of cash and shares of our common stock at our election, determined as set forth in this offering circular.

      To the extent that you receive a cash payment in lieu of our common stock upon a conversion, you will not have the benefits of stock ownership, including the right to vote on matters pertaining to our common stock and the ability to participate in the appreciation in value of our common stock. In that event, if you wish to own our common stock upon conversion, you will have to purchase it in the open market. The price you pay in the open market may be greater than the per share equivalent value you receive from us. This difference could be greater if holders of a substantial number of new notes convert at the same time and then wish to acquire our stock at the same time.

We may not have sufficient cash on hand to pay the amounts due upon conversion of the new notes.

      Unlike the outstanding notes, the new notes are convertible into cash equal to their principal amount and the net shares, if any. Upon conversion of the new notes, we may not have sufficient funds or may be unable to arrange for additional financing to pay the required cash payments upon conversion. Any future borrowing arrangements or agreements relating to debt to which we become a party may contain restrictions on, or prohibitions against, payments upon conversion of the new notes. If a conversion of new notes occurs at a time when our other arrangements prohibit us from converting the new notes, we could try to obtain the consent of the lenders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. If we do not obtain the necessary consents or refinance these borrowings, we would be unable to convert the new notes. In that case, our failure to pay the principal value upon conversion of the new notes would constitute an event of default under the indenture.

If you do not exchange your outstanding notes, the outstanding notes you retain may become less liquid as a result of the exchange offer.

      If a significant number of outstanding notes are exchanged in the exchange offer, the liquidity of the trading market for the outstanding notes, if any, after the completion of the exchange offer may be substantially reduced. Any outstanding notes exchanged will reduce the aggregate number of outstanding notes outstanding. As a result, the outstanding notes may trade at a discount to the price at which they would trade if the transactions contemplated by this offering circular were not consummated, subject to prevailing interest rates, the market for similar securities and other factors. We cannot assure you that an active market in the outstanding notes will exist or be maintained and we cannot assure you as to the prices at which the outstanding notes may be traded.

The U.S. federal income tax consequences of the exchange of the outstanding notes for the new notes are not entirely clear.

      The U.S. federal income tax consequences of the exchange offer and of the ownership and disposition of the new notes are not entirely clear because there is no statutory, administrative or judicial authority that specifically addresses an exchange with the terms of the exchange offer. We intend to take the position that the modifications to the outstanding notes resulting from the exchange of outstanding notes for new notes will not constitute a significant modification of the outstanding notes for U.S. federal income tax purposes. If, consistent with our position, the exchange of outstanding notes for new notes does not constitute a significant modification of the outstanding notes, the new notes will be treated as a continuation of the outstanding notes and there will be no U.S. federal income tax consequences to a holder who exchanges outstanding notes for new notes pursuant to the exchange offer.

      If the exchange were to constitute a significant modification of the outstanding notes, we intend to take the position that the exchange should constitute a non-taxable recapitalization in which an exchanging holder would not recognize any gain or loss but might be required to accrue interest income at a significantly different rate and on a significantly different schedule than is applicable to the outstanding notes, and might have a significantly different treatment upon conversion of the new notes, and a significantly different basis in the common stock acquired upon conversion of the new notes. See the section of this offering circular entitled “Material U.S. Federal Income Tax Considerations” beginning on page 62.

Our Board of Directors has not made a recommendation with regard to whether or not you should tender your outstanding notes in the exchange offer and we have not obtained a third-party determination that the exchange offer is fair to holders of the outstanding notes.

      We are not making a recommendation as to whether holders of the outstanding notes should exchange them. We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the holders of the outstanding notes for purposes of negotiating the terms of the exchange offer or preparing a report concerning the fairness of the exchange offer. We cannot assure holders of the outstanding notes that the value of the new notes received in the exchange offer will in the future equal or exceed the value of the outstanding notes tendered and we do not take a position as to whether you ought to participate in the exchange offer.

Risks Related to Our Business

We derive a substantial portion of our revenues from a small number of products and services, and our revenue will decline if the market does not continue to accept these products and services.

      We expect that revenues derived from our scoring solutions, account management solutions, fraud solutions, originations, collections, and insurance solutions products and services will account for a substantial portion of our total revenues for the foreseeable future. Our revenues will decline if the market does not continue to accept these products and services. Factors that might affect the market acceptance of these products and services include the following:

•	changes in the business analytics industry;

•	technological change;

•	our inability to obtain or use state fee schedule or claims data in our insurance products;

•	saturation of market demand;

•	loss of key customers;

•	industry consolidation;

•	inability to successfully sell our products in new vertical markets; and

•	events that reduce the effectiveness of or need for fraud detection capabilities.

Our ability to increase our revenues at historical growth rates will depend to some extent upon future acquisitions.

      Our historical revenue growth has been influenced by numerous acquisitions, and we anticipate that acquisitions will continue to be an important part of our revenue growth. Our future revenue growth rate may decline if we do not make acquisitions of similar size and at a comparable rate as in the past.

We may incur risks related to acquisitions or significant investment in businesses.

      We have made in the past, and may make in the future, acquisitions of, or significant investments in, businesses that offer complementary products, services and technologies. Any acquisitions or investments will be accompanied by the risks commonly encountered in acquisitions of businesses, which include:

•	the financial and strategic goals for the acquired and combined business may not be achieved;

•	the possibility that we will pay more than the acquired companies or assets are worth;

•	the difficulty of assimilating the operations and personnel of the acquired businesses;

•	the potential product liability associated with the sale of the acquired companies’ products;

•	the potential disruption of our ongoing business;

•	the potential dilution of our existing stockholders and earnings per share;

•	unanticipated liabilities, legal risks and costs;

•	the distraction of management from our ongoing business;

•	the impairment of relationships with employees and customers as a result of any integration of new management personnel; and

•	the possibility that the acquired companies do not ultimately achieve the strategic purposes intended.

      These factors could harm our business, financial condition or results of operations, particularly in the event of a significant acquisition. Acquisitions of businesses having a significant presence outside the U.S. will increase our relative exposure to the risks of conducting operations in international markets.

We rely on relatively few customers, as well as our contracts with the three major credit reporting agencies, for a significant portion of our business, and our future revenues and operating income could decline if the terms of these relationships change.

      Most of our customers are relatively large enterprises, such as banks, insurance companies, healthcare firms, retailers and telecommunications carriers. As a result, many of our customers and potential customers are significantly larger than we are and may have sufficient bargaining power to demand reduced prices and favorable nonstandard terms. We also derive a substantial portion of our revenues and operating income from contracts with the three major credit reporting agencies, TransUnion, Equifax and Experian and other parties that distribute our products to certain markets. The loss of any major customer, the loss of a relationship with one of the major credit reporting agencies, the loss of another significant third-party distributor or the delay of significant revenue from these sources, could have a material adverse effect on our revenues and results of operations.

Defects, failures and delays associated with our introduction of new products could seriously harm our business.

      Significant undetected errors or delays in new products or new versions of products may affect market acceptance of our products and could harm our business, financial condition or results of operations. In the past, we have experienced delays while developing and introducing new products and product enhancements, primarily due to difficulties developing models, acquiring data and adapting to particular operating environments. We have also experienced errors or “bugs” in our software products, despite testing prior to release of the products. Software errors in our products could affect the ability of our products to work with other hardware or software products, could delay the development or release of new products or new versions of products and could adversely affect market acceptance of our products. Errors or defects in our products that are significant, or are perceived to be significant, could result in the rejection of our products, damage to our reputation, lost revenues, diverted development resources, potential product liability claims and increased service and support costs and warranty claims.

Our future revenues may be uncertain because of reliance on third parties for marketing and distribution.

      Our Scoring Solutions segment and Strategy Machine Solutions segment rely on distributors, including with respect to our Scoring Solutions segment, TransUnion, Equifax and Experian, and we intend to continue to market and distribute our products through existing and future distributor relationships. Failure by our existing and future distributors to generate significant revenues, demands by such distributors to change the terms on which they offer our products, or our failure to establish additional distribution or sales and marketing alliances could have a material adverse effect on our business, operating results and financial condition. In addition, distributors may become our competitors with respect to the products they distribute either by developing a competitive product themselves or by distributing a competitive offering. For example, credit reporting agencies may evaluate and seek to distribute or acquire alternative vendors’ prepaid products that compete with our products. Competition from existing and future distributors or other sales and marketing partners could significantly harm sales of our products.

Our share price will fluctuate as a result of several factors, including changes in our revenues and operating results.

      The market price of our common shares may be volatile and could be subject to wide fluctuations due to a number of factors, including variations in our revenues and operating results. With respect to our revenues and operating results, we believe that you should not rely on period-to-period comparisons of financial results as an indication of future performance. Most of our operating expenses will not be affected by short-term fluctuations in revenues; thus, short-term fluctuations in revenues may significantly impact operating results. Additional factors that will cause our share price to fluctuate include the following:

•	variability in demand from our existing customers;

•	failure to meet the expectations of market analysts;

•	changes in recommendations by market analysts;

•	the lengthy and variable sales cycle of many products, combined with the relatively large size of orders for our products, increase the likelihood of short term fluctuation in revenues;

•	consumer dissatisfaction with, or problems caused by, the performance of our products;

•	the timing of new product announcements and introductions in comparison with our competitors;

•	the level of our operating expenses;

•	changes in competitive conditions in the consumer credit, financial services and insurance industries;

•	fluctuations in domestic and international economic conditions;

•	our ability to complete large installations on schedule and within budget;

•	acquisition-related expenses and charges; and

•	timing of orders for and deliveries of software systems.

      In addition, the financial markets have experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many technology companies, and these fluctuations sometimes have been unrelated to the operating performance of these companies. Broad market fluctuations, as well as industry-specific and general economic conditions may adversely affect the market price of our common shares.

We may not be able to forecast our revenues accurately because our products have a long and variable sales cycle.

      We cannot forecast our revenues accurately because the length of our sales cycles makes it difficult for us to predict the quarter in which sales to expected customers will occur. The long sales cycle for our products may cause license revenue and operating results to vary significantly from period to period. The sales cycle to license our products can typically range from 60 days to 18 months. Customers are often cautious in making decisions to acquire our products, because purchasing our products typically involves a significant commitment of capital, and may involve shifts by the customer to a new software and/or hardware platform or changes in the customer’s operational procedures. Delays in completing sales can arise while customers complete their internal procedures to approve large capital expenditures and test and accept our applications. Consequently, we face difficulty predicting the quarter in which sales to expected customers will occur. This has contributed, and we expect it to continue to contribute, to fluctuations in our operating results.

We typically have back-end loaded quarters.

      Significant portions of our quarterly software licensing agreements are concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final week of that month. Prior to the very end of any quarter, we must rely on our forecasts of revenue for planning, modeling and other purposes. However, forecasts are only estimates and may not correlate to revenues in a particular quarter or over a longer period of time. Consequently, a significant discrepancy between actual results and sales forecasts could cause us to improperly plan or budget and thereby adversely affect our business, financial condition or results of operations. Any publicly-stated revenue or earnings projections by us are especially subject to this risk.

Any failure to recruit and retain additional qualified personnel could hinder our ability to successfully manage our business.

      Our future success will likely depend in large part on our ability to attract and retain experienced sales, research and development, marketing, technical support and management personnel. The complexity of our products requires highly trained customer service and technical support personnel to assist customers with product installation and deployment. The labor market for these persons is very competitive due to the limited number of people available with the necessary technical skills and understanding and may become more competitive with general market and economic improvement. We have experienced difficulty in recruiting qualified personnel, especially technical and sales personnel, and we may need additional staff to support new customers and/or increased customer needs. We may also recruit and employ skilled technical professionals from other countries to work in the United States. Limitations imposed by federal immigration laws and the availability of visas could hinder our ability to attract necessary qualified personnel and harm our business and future operating results. There is a risk that even if we invest significant resources in attempting to attract, train and retain qualified personnel, we will not succeed in our efforts, and our business could be harmed. Non-appreciation in the value of our stock may adversely affect our ability to use equity and equity based incentive plans to attract and retain personnel, and may require us to use alternative and more expensive forms of compensation for this purpose.

Failure or inability to obtain data from our customers or others could harm our business.

      We must develop or obtain a reliable source of sufficient amounts of current and statistically relevant data to analyze transactions and update our products, including our consumer credit, financial services, predictive modeling, decision analysis, intelligence management, credit card fraud control and profitability management, loan underwriting and insurance products. In most cases, these data must be periodically updated and refreshed to enable our products to continue to work effectively in a changing environment. We do not own or control much of the data that we require, most of which is collected privately and maintained in proprietary databases. Customers and key business alliances agree to provide us the data we require to analyze transactions, report results and build new models. If we fail to maintain good relationships with our customers and business alliances, or if they decline to provide such data due to legal privacy concerns, competition concerns, prohibitions or a lack of permission from their customers, we could lose access to required data and our products might become less effective. In addition, certain of our insurance solutions products use data from state workers’ compensation fee schedules adopted by state regulatory agencies. Third parties have previously asserted copyright interests in these data, and these assertions, if successful, could prevent us from using these data. Any interruption of our supply of data could seriously harm our business, financial condition or results of operations.

We will continue to rely upon proprietary technology rights, and if we are unable to protect them, our business could be harmed.

      Our success will depend, in part, upon our proprietary technology and other intellectual property rights. To date, we have relied primarily on a combination of copyright, patent, trade secret, and trademark laws, and nondisclosure and other contractual restrictions on copying and distribution to protect our proprietary technology. This protection of our proprietary technology is limited, and our proprietary technology could be used by others without our consent. In addition, patents may not be issued with respect to our pending or future patent applications, and our patents may not be upheld as valid or may not prevent the development of competitive products. Any disclosure, loss, invalidity of, or failure to protect our intellectual property could negatively impact our competitive position, and ultimately, our business. We cannot assure you that our means of protecting our intellectual property rights in the United States or abroad will be adequate or that others, including our competitors, will not use our proprietary technology without our consent. Furthermore, litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could harm our business, financial condition or results of operations.

      In addition, some of our technologies were developed under research projects conducted under agreements with various United States government agencies or subcontractors. Although we have commercial rights to these technologies, the United States government typically retains ownership of intellectual property rights and licenses in the technologies developed by us under these contracts, and in some cases can terminate our rights in these technologies if we fail to commercialize them on a timely basis. Under these contracts with the United States government, the results of research may be made public by the government, limiting our competitive advantage with respect to future products based on our research.

We may be subject to possible infringement claims that could harm our business.

      With recent developments in the law that permit patenting of business methods, we expect that products in the industry segments in which we compete, including software products, will increasingly be subject to claims of patent infringement as the number of products and competitors in our industry segments grow and the functionality of products overlaps. We may need to defend claims that our products infringe patent, copyright or other rights, and as a result may:

•	incur significant defense costs or substantial damages;

•	be required to cease the use or sale of infringing products;

•	expend significant resources to develop or license a substitute non-infringing technology;

•	discontinue the use of some technology; or

•	be required to obtain a license under the intellectual property rights of the third party claiming infringement, which license may not be available or might require substantial royalties or license fees that would reduce our margins.

Security is important to our business, and breaches of security, or the perception that e-commerce is not secure, could harm our business.

      Our business requires the appropriate and secure utilization of consumer and other sensitive information. Internet-based, electronic commerce requires the secure transmission of confidential information over public networks and several of our products are accessed through the Internet, including our consumer services accessible through the www.myFICO.com Website. Security breaches in connection with the delivery of our products and services, including products and services utilizing the Internet, or well-publicized security breaches affecting the Internet in general, could significantly harm our business, financial condition or results of operations. We cannot be certain that advances in criminal capabilities, discovery of new vulnerabilities, attempts to exploit vulnerabilities in our systems, data thefts, physical system or network break-ins or inappropriate access, or other developments will not compromise or breach the technology protecting the networks that access our netsourced products, consumer services and proprietary database information.

Protection from system interruptions is important to our business, and a sustained interruption of our telecommunication systems could harm our business.

      System interruptions could delay and disrupt our products and services, cause harm to our business and reputation and result in loss of customers. These interruptions include fires, floods, earthquakes, power losses, telecommunication failures and other events beyond our control. It is particularly important for us to protect our data centers against damage from these events. The on-line services we provide are dependent on links to telecommunication providers, and we believe we have taken reasonable precautions to protect our data centers or any failure of our telecommunications links from events that could interrupt our operations. Any sustained system interruption could materially adversely affect our ability to meet our customers’ requirements, which could harm our business, financial condition or results of operations.

Risks Related to Our Industry

Our ability to increase our revenues will depend to some extent upon introducing new products and services, and if the marketplace does not accept these new products and services, our revenues may decline.

      We have a significant share of the available market in portions of our Scoring Solutions segment and for certain services in our Strategy Machine Solutions segment (specifically, the markets for account management services at credit card processors and credit card fraud detection software). To increase our revenues, we must enhance and improve existing products and continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance. We believe much of our future growth prospects will rest on our ability to continue to expand into newer markets for our products and services, such as direct marketing, healthcare, insurance, small business lending, retail, telecommunications, personal credit management, the design of business strategies using Strategy Science technology and Internet services. These areas are relatively new to our product development and sales and marketing personnel. Products that we plan to market in the future are in various stages of development. We cannot assure you that the marketplace will accept these products. If our current or potential customers are not willing to switch to or adopt our new products and services, our revenues will decrease.

If we fail to keep up with rapidly changing technologies, our products could become less competitive or obsolete.

      In our markets, technology changes rapidly, and there are continuous improvements in computer hardware, network operating systems, programming tools, programming languages, operating systems, database technology and the use of the Internet. If we fail to enhance our current products and develop new products in response to changes in technology or industry standards, our products could rapidly become less competitive or obsolete. For example, the rapid growth of the Internet environment creates new opportunities, risks and uncertainties for businesses, such as ours, which develop software that must also be designed to operate in Internet, intranet and other online environments. Our future success will depend, in part, upon our ability to:

•	internally develop new and competitive technologies;

•	use leading third-party technologies effectively;

•	continue to develop our technical expertise;

•	anticipate and effectively respond to changing customer needs;

•	initiate new product introductions in a way that minimizes the impact of customers delaying purchases of existing products in anticipation of new product releases; and

•	influence and respond to emerging industry standards and other technological changes.

New product introductions and pricing strategies by our competitors could decrease our product sales and market share, or could pressure us to reduce our product prices in a manner that reduces our margins.

      We may not be able to compete successfully against our competitors, and this inability could impair our capacity to sell our products. The market for business analytics is new, rapidly evolving and highly competitive, and we expect competition in this market to persist and intensify. Our competitors vary in size and in the scope of the products and services they offer, and include:

•	in-house analytic and systems developers;

•	scoring model builders;

•	enterprise resource planning (ERP) and customer relationship management (CRM) packaged solutions providers;

•	business intelligence solutions providers;

•	providers of credit reports and credit scores;

•	providers of automated application processing services;

•	data vendors;

•	neural network developers and artificial intelligence system builders;

•	third-party professional services and consulting organizations;

•	providers of account/workflow management software;

•	managed care organizations; and

•	software tools companies supplying modeling, rules, or analytic development tools.

      We expect to experience additional competition from other established and emerging companies, as well as from other technologies. For example, certain of our fraud solutions products compete against other methods of preventing credit card fraud, such as credit cards that contain the cardholder’s photograph, smart cards, cardholder verification and authentication solutions and other card authorization techniques. Many of our anticipated competitors have greater financial, technical, marketing, professional services and other resources than we do. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources than we can to develop, promote and sell their products. Many of these companies have extensive customer relationships, including relationships with many of our current and potential customers. Furthermore, new competitors or alliances among competitors may emerge and rapidly gain significant market share. If we are unable to respond as quickly or effectively to changes in customer requirements as our competition, our ability to expand our business and sell our products will be negatively affected.

      Our competitors may be able to sell products competitive to ours at lower prices individually or as part of integrated suites of several related products. This ability may cause our customers to purchase products of our competitors that directly compete with our products. Price reductions by our competitors could negatively impact our margins, and could also harm our ability to obtain new long-term contracts and renewals of existing long-term contracts on favorable terms.

Government regulations that apply to us or to our customers may expose us to liability, affect our ability to compete in certain markets, limit the profitability of or demand for our products, or render our products obsolete.

      Legislation and governmental regulation affects how our business is conducted and, in some cases, subject us to the possibility of future lawsuits arising from our products and services. Legislation and governmental regulation also influence our current and prospective customers’ activities, as well as their expectations and needs in relation to our products and services. Both our core businesses and our newer consumer initiatives are affected by regulation, including the following significant regulatory areas:

•	federal and state regulation of consumer report data and consumer reporting agencies, such as the Fair Credit Reporting Act, or FCRA, the Fair and Accurate Credit Transactions Act, or FACT, which amends FCRA, and the proposed regulations under FACT, presently under consideration;

•	regulations designed to combat identity theft such as those proposed under the FACT, California Security Breach Notification Act and additional state legislative enactments in this area;

•	regulation designed to insure that lending practices are fair and non-discriminatory, such as the Equal Credit Opportunity Act, or ECOA;

•	privacy law, including but not limited to the provisions of the Financial Services Modernization Act of 1999, or FSMA, the Gramm Leach Bliley Act, or GLBA, and the Health Insurance Portability and Accountability Act of 1996;

•	regulations governing the extension of credit to consumers and by Regulation E under the Electronic Fund Transfers Act, as well as non-governmental VISA and MasterCard electronic payment standards;

•	Fannie Mae and Freddie Mac regulations, among others, for our mortgage services products;

•	insurance regulations related to our insurance products;

•	a broad array of consumer protection laws, for example federal and state statutes governing the use of the Internet and telemarketing;

•	regulations of foreign jurisdictions on our international operations, including the European Union’s Privacy Directive; and

•	Sarbanes-Oxley Act (SOX) regulations to verify internal process controls and require material event awareness and notification.

      In making credit evaluations of consumers, performing fraud screening or user authentication, our customers are subject to requirements of federal law, including the FCRA, FACT and the ECOA, and regulations thereunder, as well as state laws which impose a variety of additional requirements. Privacy legislation such as the GLBA and FSMA may also affect the nature and extent of the products or services that we can provide to customers as well as our ability to collect, monitor and disseminate information subject to privacy protection. In addition to existing regulation, changes in legislative, judicial, regulatory or consumer environments could harm our business, financial condition or results of operations. For example, the recent FACT amendments to the FCRA will result in new regulation. These regulations or the interpretation of these amendments could affect the demand for or profitability of some of our products, including scoring and consumer products. State regulation could cause financial institutions to pursue new strategies, reducing the demand for our products. In addition, legislative reforms of workers’ compensation laws that aim to simplify this area of regulation and curb abuses could diminish the need for, and the benefits provided by, certain of our insurance solutions products and services.

Since our revenues depend, to a great extent, upon conditions in the consumer credit, financial services and insurance industries, an industry specific downturn may harm our business, financial condition or results of operations.

      During fiscal 2004, 79% of our revenues were derived from sales of products and services to the consumer credit, financial services and insurance industries. A downturn in the consumer credit, the financial services or the insurance industry, including a downturn caused by increases in interest rates or a tightening of credit, among other factors, could harm our business, financial condition or results of operations. Since 1990, while the rate of account growth in the U.S. bankcard industry has been slowing and many of our large institutional customers have merged and consolidated, we have generated most of our revenue growth from our bankcard-related scoring and account management businesses by selling and cross-selling our products and services to large banks and other credit issuers. As this industry continues to consolidate, we may have fewer opportunities for revenue growth due to changing demand for our products and services that support customer acquisition programs of our customers. In addition, industry consolidation could affect the base of recurring revenues derived from contracts in which we are paid on a per-transaction basis if consolidated customers combine their operations under one contract. We cannot assure you that we will be able effectively to promote future revenue growth in our businesses.

Risk Related to External Conditions

General economic conditions and world events may affect demand for our products and services.

      During the economic slowdown in the United States and in Europe in recent years, companies in many industries delayed or reduced technology purchases and we experienced softened demand for our decisioning solutions and other products and services. If the current improvement in economic conditions in the U.S. and Europe slows or reverses or if there is an escalation in regional or continued global conflicts, we may experience reductions in capital expenditures by our customers, longer sales cycles, deferral or delay of purchase commitments for our products and increased price competition, and we may fall short of our revenue expectations.

Our operations outside the United States subject us to unique risks that may harm our business, financial condition or results of operations.

      A growing portion of our revenues is derived from international sales. During fiscal 2004, 22% of our revenues were derived from business outside the United States. As part of our growth strategy, we plan to continue to pursue opportunities outside the United States. Accordingly, our future operating results could be negatively affected by a variety of factors arising out of international commerce, some of which are beyond our control. These factors include:

•	the general economic and political conditions in countries where we sell our products and services;

•	difficulty in staffing and efficiently managing our operations in multiple geographic locations and in various countries;

•	the effects of a variety of foreign laws and regulations, including restrictions on access to personal information;

•	import and export licensing requirements;

•	longer payment cycles;

•	potentially reduced protection for intellectual property rights;

•	currency fluctuations;

•	changes in tariffs and other trade barriers; and

•	difficulties and delays in translating products and related documentation into foreign languages.

      We cannot assure you that we will be able to successfully address each of these challenges in the near term. Additionally, some of our business will be conducted in currencies other than the U.S. dollar. Foreign currency transaction gains and losses are not currently material to our cash flows, financial position or results of operations. However, an increase in our foreign revenues could subject us to increased foreign currency transaction risks in the future.

We have adopted anti-takeover defenses that could make it difficult for another company to acquire control of Fair Isaac or limit the price investors might be willing to pay for our stock.

      Certain provisions of our Restated Certificate of Incorporation, as amended, could make a merger, tender offer or proxy contest involving us difficult, even if such events would be beneficial to the interests of our stockholders. These provisions include adoption of a Rights Agreement, commonly known as a “poison pill,” and giving our board the ability to issue preferred stock and determine the rights and designations of the preferred stock at any time without stockholder approval. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. These factors and certain provisions of the Delaware General Corporation Law may have the effect of deterring hostile takeovers or otherwise delaying or preventing changes in control or changes in our management, including transactions in which our stockholders might otherwise receive a premium over the fair market value of our common stock.

Due to changes in accounting rules, we will incur significant but presently unquantifiable stock-based compensation charges related to employee stock options in future periods.

      On December 16, 2004, the FASB published Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, which is scheduled to make the expensing of stock options using the fair value method mandatory at the beginning of the first fiscal quarter after June 15, 2005. This change will first be reflected in the presentation of our consolidated financial statements for the fourth quarter of fiscal 2005. Prior thereto, we must select from among a number of methods to determine fair value, and apply the selected method to our outstanding options. Accordingly, the amount of compensation expense that we will incur is presently undeterminable, and, when determined, may be larger than the range presently anticipated by us. Large compensation expense would adversely affect our results of operations for the period in which it is recognized, and may inhibit our use of stock option-based compensation in the future. There is uncertainty as to the ability of other forms of compensation to attract and retain employees, as well as the financial and other consequences of such forms of compensation.

Changes in tax laws or adverse outcomes resulting from examination of our income tax returns could adversely affect our results.

      We are subject to income taxes in the United States and in certain foreign jurisdictions. Significant judgment is required in determining our worldwide provision for income taxes. Our future effective tax rates could be adversely affected by changes in tax laws, by our ability to generate taxable income in foreign jurisdictions in order to utilize foreign tax losses, and by the valuation of our deferred tax assets. In addition, we are subject to the examination of our income tax returns by the Internal Revenue Service and other tax authorities. We regularly assess the likelihood of adverse outcomes resulting from such examinations to determine the adequacy of our provision for income taxes. There can be no assurance that the outcomes from such examinations will not have an adverse effect on our operating results and financial condition.

PRICE RANGE OF COMMON STOCK

      Our common stock has been traded on The New York Stock Exchange under the symbol “FIC” since May 6, 1996. The following table sets forth the high and low sales prices for our common stock as reported on the New York Stock Exchange Composite Tape for the fiscal periods indicated below. All stock prices have been adjusted to give retroactive effect to the three-for-two stock split effected on March 10, 2004 in the form of a stock dividend.

	High	Low

2003

First quarter	$29.16	$19.81

Second quarter	33.85	28.30

Third quarter	37.15	32.73

Fourth quarter	40.63	32.87

2004

First quarter	$43.12	$30.29

Second quarter	41.53	32.31

Third quarter	37.33	32.40

Fourth quarter	33.42	23.70

2005

First quarter	$36.94	$28.31

Second quarter (through February 24, 2005)	36.66	32.62

      On February 24, 2005, the last reported sale price of our common stock as reported on the New York Stock Exchange Composite Tape was $33.72 per share. As of February 24, 2005, we had approximately 538 stockholders of record and a substantially greater number of beneficial owners of our common stock.

DIVIDEND POLICY

      We paid quarterly cash dividends on our common stock, in the amount of $0.02 per share, during each quarter of fiscal 2001 through fiscal 2004. In addition, we declared a cash dividend on our common stock in the amount of $0.02 per share payable on March 9, 2005 to holders of record on February 16, 2005. Our dividend rate is set by the Board of Directors on a quarterly basis taking into account a variety of factors, including among others, our operating results and cash flows, general economic and industry conditions, our obligations, changes in applicable tax laws and other factors deemed relevant by the Board. Although we expect to continue to pay dividends at the current rate, our dividend rate is subject to change from time to time based on the Board’s business judgment with respect to these and other relevant factors.

THE EXCHANGE OFFER

Background

      We originally issued the outstanding notes in August 2003 in a transaction exempt from the registration requirements of the Securities Act. In December 2003, we filed a registration statement on Form S-3 (File No. 333-111460), which became effective in January 2004, covering resales from time to time by selling securityholders of our outstanding notes and shares of our common stock issuable upon conversion of the outstanding notes. In the event that any outstanding notes that have not been resold under the resale registration statement remain outstanding after the exchange offer, we are required to keep that registration statement effective no later than December 22, 2005, which is two years from the date we filed the resale registration statement, as required by the registration rights agreement related to the outstanding notes. We commenced this exchange offer on February 25, 2005 for the reasons stated below.

      We are relying on Section 3(a)(9) of the Securities Act to exempt the exchange offer from the registration requirements of the Securities Act with respect to the exchange of the outstanding notes for the new notes. We are also relying on Section 18(b)(4)(c) of the Securities Act to exempt the exchange offer from state securities law requirements. We have not filed a registration statement under the Securities Act or any other federal or state securities laws with respect to the new notes that may be deemed to be offered by virtue of this exchange offer.

Purpose of the Exchange Offer

      The purpose of this exchange offer is to exchange outstanding notes for new notes with certain different terms. We believe that changing the consideration payable upon conversion of the outstanding notes will reduce potential volatility on our earnings per share and reduce the likelihood of dilution to our stockholders, which is in the best interests of the company and our stockholders.

      The FASB’s adoption of EITF 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share,” adopted after the issuance of the outstanding notes, requires us to include, in our calculation of diluted earnings per share, shares potentially issuable upon conversion of all of the outstanding notes into our reported shares of common stock outstanding using the “if converted” method, whether or not the outstanding notes may then be converted pursuant to their terms. The “if converted” method requires us, when calculating diluted earnings per share, to add back the after-tax interest expense on the outstanding notes to net income for each reporting period that we have income from continuing operations, and include the potentially issuable shares as if the outstanding notes had been converted into common stock at the beginning of the reporting period, when dilutive. EITF 04-8 requires restatement of earnings per share using this methodology for every reporting period since the outstanding notes were issued in August 2003 even though none of the conditions permitting conversion had been met. For every quarter beginning with the fourth quarter of fiscal 2003, when the outstanding notes were issued, in which we had income from continuing operations, we are required to include an additional approximately 9.1 million shares in the calculation of diluted weighted average shares outstanding, which is less than 15% of the weighted average shares outstanding. These shares, when dilutive under the “if converted” method, will continue to be included in our diluted earnings per share calculation in quarters in which we have income from continuing operations until the outstanding notes represented thereby are redeemed, retired or amended in a manner that decreases the dilutive impact. Assuming the exchange of substantially all of the outstanding notes for the new notes, in future reporting periods we expect our diluted earnings per share will be higher than had we not undertaken the exchange offer because fewer shares will be included in the diluted earnings per share calculation.

Terms of the Exchange Offer

      Upon the terms and subject to the conditions set forth in this offering circular and in the letter of transmittal, we are offering to exchange $1,000 principal amount of our newly issued 1.5% Senior Convertible Notes, Series B due August 15, 2023 for each $1,000 principal amount of our outstanding 1.5% Senior Convertible Notes due August 15, 2023. Interest on each new note will accrue from the settlement date.

      Outstanding notes may be exchanged only in minimum denominations of $1,000 and integral multiples of $1,000. New notes will be issued only in minimum denominations of $1,000.

Conditions to the Exchange Offer

      Notwithstanding any other provisions of this exchange offer, we will not be required to accept for exchange any outstanding notes tendered, and we may terminate or amend this exchange offer, if any of the following conditions precedent to the exchange offer is not satisfied, or is reasonably determined by us not to be satisfied, and, in our reasonable judgment and regardless of the circumstances giving rise to the failure of the condition, the failure of the condition makes it inadvisable to proceed with the exchange offer or with the acceptance of outstanding notes and issuance of the new notes:

(1) In our judgment, as determined prior to the expiration date, the exchange will not result in any adverse tax consequences to us;

(2) No action or event shall have occurred, failed to occur or been threatened, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered, enforced or deemed applicable to the exchange offer, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:

•	challenges the making of the exchange offer or the exchange of outstanding notes under the exchange offer or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offer or the exchange of outstanding notes under the exchange offer; or

•	in our reasonable judgment, could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities, taxes or prospects of the company and its subsidiaries, taken as a whole;

(3) (a) Trading generally shall not have been suspended or materially limited on or by, as the case may be, either of The New York Stock Exchange or the National Association of Securities Dealers, Inc.; (b) there shall not have been any suspension or limitation of trading of any of our securities on any exchange or in the over-the-counter market; (c) no general banking moratorium shall have been declared by federal or New York authorities; or (d) there shall not have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if the effect of any such outbreak, escalation, declaration, calamity or emergency has a reasonable likelihood to make it impractical or inadvisable to proceed with completion of the exchange offer;

(4) The trustee with respect to the outstanding notes shall not have objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of the exchange offer or the exchange of outstanding notes under the exchange offer, nor shall the trustee or any holder of outstanding notes have taken any action that challenges the validity or effectiveness of the procedures used by us in making the exchange offer or the exchange of the outstanding notes under the exchange offer;

(5) There shall not have occurred or be continuing any tender or exchange offer, other than the exchange offer described in this offering circular by us, with respect to some or all of our outstanding common stock, or any merger, acquisition or other business combination proposal involving us made by any person or entity; and

(6) A Form T-1 and a Form T-3 with respect to the indenture governing the new notes shall be effective under the Trust Indenture Act of 1939 immediately prior to the closing of the exchange offer.

      All of the foregoing conditions are for our sole benefit and may be waived by us, in whole or in part, in our sole discretion. Any determination that we make concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

      If any of the foregoing conditions are not satisfied, we may, at any time before the expiration of the exchange offer:

(1) terminate the exchange offer and return all tendered outstanding notes to the holders thereof;

(2) modify, extend or otherwise amend the exchange offer and retain all tendered outstanding notes until the expiration date, as may be extended, subject, however, to the withdrawal rights of holders (see “— Expiration Date; Extensions; Amendments,” “— Proper Execution and Delivery of Letter of Transmittal” and “— Withdrawal of Tenders” below); or

(3) waive the unsatisfied conditions and accept all outstanding notes tendered and not previously withdrawn.

      Except for the requirements of applicable U.S. federal and state securities laws, we know of no federal or state regulatory requirements to be complied with or approvals to be obtained by us in connection with the exchange offer which, if not complied with or obtained, would have a material adverse effect on us.

      If there is a material change to the information included in this offering circular, we may be required promptly to disclose such material change in the information by means of an offering circular supplement.

Expiration Date; Extensions; Amendments

      For purposes of the exchange offer, the term “expiration date” shall mean midnight, New York City time, on March 24, 2005, subject to our right to extend such date and time for the exchange offer in our sole discretion, in which case, the expiration date shall mean the latest date and time to which the exchange offer is extended.

      We reserve the right, in our sole discretion, (1) not to accept any of the outstanding notes tendered upon failure to satisfy any of the conditions listed in “— Conditions to the Exchange Offer,” (2) to extend the exchange offer, (3) to terminate the exchange offer upon failure to satisfy any of the conditions listed in “— Conditions to the Exchange Offer” or (4) to interpret, amend or modify the exchange offer, by giving oral (promptly confirmed in writing) or written notice of such delay, extension, termination, amendment or modification to the exchange agent. Any such extension, termination or material amendment will be followed promptly by a press release or other permitted means which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

      If we amend the exchange offer in a manner that we determine constitutes a material or significant change, we will extend the exchange offer so that it remains open for a period of five to 10 business days after such amendment is communicated to holders, depending upon the significance of the amendment. Any change in the consideration offered to holders of outstanding notes in the exchange offer shall be paid to all holders whose outstanding notes have previously been tendered pursuant to the exchange offer.

      Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will comply with applicable securities laws by disclosing any such amendment by means of a offering circular supplement that we distribute to the holders of the outstanding notes. We will have no other obligation to publish, advertise or otherwise communicate any such public announcement other than by making a timely release through any appropriate news agency.

Certain Consequences to Holders of Outstanding Notes Not Tendering in the Exchange Offer

      Consummation of the exchange offer for the outstanding notes may have adverse consequences to holders of outstanding notes who elect not to tender outstanding notes in the exchange offer. See the section of this offering circular entitled “Risk Factors — Risks Related to the New Notes and the Outstanding Notes” and “— Risks Related to the New Notes and the Exchange Offer.”

Effect of Tender

      Any valid tender by a holder of outstanding notes that is not validly withdrawn prior to the expiration date of the exchange offer will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the exchange offer and the letter of transmittal. The acceptance of the exchange offer by a tendering holder of outstanding notes will constitute the agreement by that holder to deliver good and marketable title to the tendered outstanding notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

Absence of Dissenters’ Rights

      Holders of the outstanding notes do not have any appraisal or dissenters’ rights under applicable law in connection with the exchange offer.

Acceptance of Outstanding Notes for Exchange; Delivery of New Notes

      The new notes will be delivered in book-entry form on the settlement date, which will be promptly following the expiration date.

      We will be deemed to have accepted validly tendered outstanding notes when, and if, we have given oral (promptly confirmed in writing) or written notice thereof to the exchange agent. Subject to the terms and conditions of the exchange offer, the issuance of new notes will be recorded in book-entry form by the exchange agent on the exchange date upon receipt of such notice. The exchange agent will act as agent for tendering holders of the outstanding notes for the purpose of receiving book-entry transfers of outstanding notes in the exchange agent’s account at the DTC. If any validly tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, including if outstanding notes are validly withdrawn, such outstanding notes will be returned without expense to the tendering holder or such outstanding notes will be credited to an account maintained at DTC designated by the DTC participant who so delivered such outstanding notes, in either case, promptly after the expiration or termination of the exchange offer.

Procedures for Exchange

      If you hold outstanding notes and wish to have such securities exchanged for new notes, you must validly tender, or cause the valid tender of, your outstanding notes using the procedures described in this offering circular, in the accompanying letter of transmittal and the other agreements and documents described in the letter of transmittal.

      Only registered holders of outstanding notes are authorized to tender the outstanding notes. The procedures by which you may tender or cause to be tendered outstanding notes will depend upon the manner in which the outstanding notes are held, as described below.

      Tender of Outstanding Notes Held Through a Custodian or Nominee. If you are a beneficial owner of outstanding notes that are held of record by a custodian bank, depositary, broker, trust company or other nominee, and you wish to tender outstanding notes in the exchange offer, you should contact the record holder promptly and instruct the record holder to tender the outstanding notes on your behalf using one of the procedures described below.

      Tender of Outstanding Notes Through DTC. Pursuant to authority granted by DTC, if you are a DTC participant that has outstanding notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your outstanding notes as if you were the record holder. Because of this, references herein to registered or record holders include DTC participants with outstanding notes credited to their accounts. If you are not a DTC participant, you may tender your outstanding notes by book-entry transfer by contacting your broker or opening an account with a DTC participant. Within two business days after the launch date of the exchange offer, the exchange agent will establish accounts with respect to the outstanding notes at DTC for purposes of the exchange offer.

      Any participant in DTC may tender outstanding notes by:

(1) effecting a book-entry transfer of the outstanding notes to be tendered in the exchange offer into the account of the exchange agent at DTC by electronically transmitting its acceptance of the exchange offer through DTC’s ATOP procedures for transfer; if ATOP procedures are followed, DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to, and received by, the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a DTC participant tendering outstanding notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the expiration date; or

(2) completing and signing the letter of transmittal according to the instructions and delivering it, together with any signature guarantees and other required documents, to the exchange agent at one of its addresses on the back cover of this offering circular.

      With respect to option (1) above, the exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP.

      The letter of transmittal (or facsimile thereof), with any required signature guarantees and the certificates for outstanding notes or a book-entry confirmation and all other required documents, or (in the case of book-entry transfer) an agent’s message in lieu of the letter of transmittal, must be transmitted to, and received by, the exchange agent at or prior to midnight, New York City time, on the expiration date at one of its addresses set forth on the back cover of this offering circular. Delivery of such documents to DTC does not constitute delivery to the exchange agent.

      Guaranteed Delivery Procedures. If you desire to tender your outstanding notes and you cannot complete the procedures described above on a timely basis, you may still tender your outstanding notes in the exchange offer if:

(1) you tender your outstanding notes through an eligible institution;

(2) at or prior to midnight, New York City time, on the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed letter of transmittal for the exchange offer (or a facsimile copy of it) or an electronic confirmation pursuant to DTC’s ATOP system, and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, that:

•	sets forth the name and address of the holder of outstanding notes and the amount of outstanding notes being tendered in the exchange offer;

•	states that the tender is being made thereby; and

•	guarantees that within three trading days after the expiration date of the exchange offer, a book-entry confirmation of delivery and any other documents required by the letter of transmittal for the exchange offer, if any, will be deposited by the eligible institution with the exchange agent; and

(3) book-entry confirmation of delivery and all other documents, if any, required by the letter of transmittal for the exchange offer are received by the exchange agent within three trading days after the expiration date.

      The notice of guaranteed delivery relating to the exchange offer must be sent by hand delivery or by facsimile to the exchange agent and must include a guaranty by an eligible institution in the form set forth in the notice of guaranteed delivery relating to the exchange offer.

Letter of Transmittal

      Subject to and effective upon the acceptance for exchange, and the exchange, of new notes for outstanding notes tendered by a letter of transmittal, by executing and delivering a letter of transmittal (or agreeing to the terms of a letter of transmittal pursuant to an agent’s message), a tendering holder of outstanding notes:

•	irrevocably sells, assigns and transfers to or upon the order of the company all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of the outstanding notes tendered thereby;

•	waives any and all rights with respect to the outstanding notes, except for any rights that a holder may have now or in the future under the federal securities laws;

•	releases and discharges us and the trustee under the indenture governing the outstanding notes from any and all claims such holder may have, now or in the future, arising out of or related to the outstanding notes, including, without limitation, any claims that such holder is entitled to participate in any redemption of the outstanding notes, but excluding any such claims under the federal securities laws;

•	represents and warrants that the outstanding notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

•	designates an account number of a DTC participant in which the new notes are to be credited; and

•	irrevocably appoints the exchange agent as the true and lawful agent and attorney-in-fact of the holder with respect to any tendered outstanding notes, with full powers of substitution, resubstitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the outstanding notes tendered to be assigned, transferred and exchanged in the exchange offer.

Proper Execution and Delivery of Letter of Transmittal

      If you wish to participate in the exchange offer, delivery of your outstanding notes, signature guarantees and other required documents is your responsibility. Delivery is not complete until the required items are actually received by the exchange agent. If you mail these items, we recommend that you (1) use registered mail with return receipt requested, properly insured, and (2) mail the required items sufficiently in advance of the expiration date to allow sufficient time to ensure timely delivery.

      Except as otherwise provided below, all signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program. Signatures on a letter of transmittal need not be guaranteed if:

•	the letter of transmittal is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the outstanding notes and the holder(s) has not completed either of the portions entitled “Special Payment Instructions” and “Special Delivery Instructions” on the letter of transmittal; or

•	the outstanding notes are tendered for the account of an eligible institution as more fully explained in the letter of transmittal.

Withdrawal of Tenders

      Tenders of outstanding notes in connection with the exchange offer may be withdrawn at any time prior to midnight, New York City time, on the expiration date. Tenders of outstanding notes may not be withdrawn at any time after such time unless the exchange offer is extended, in which case tenders of outstanding notes may be withdrawn at any time prior to the new expiration time, as extended. In addition, you may withdraw any outstanding notes that were previously tendered in the exchange offer after April 21, 2005, unless we have accepted your outstanding notes for exchange pursuant to the exchange offer. Except in the case of a withdrawal through ATOP as described below, for a withdrawal to be effective, the exchange agent must receive written notice of withdrawal at the address, or in the case of eligible institutions, at the facsimile number, listed on the back cover of this offering circular prior to midnight, New York City time, on the expiration date. Any notice of withdrawal must:

•	specify the name of the holder that tendered the outstanding notes to be withdrawn;

•	contain a statement that you are withdrawing your election to tender your outstanding notes in the exchange offer;

•	state the principal amount of the outstanding notes to be withdrawn; and

•	be signed by you in the same manner as the original signature in the letter of transmittal for the exchange offer by which the outstanding notes were previously tendered, including any required signature guarantees.

      Beneficial owners desiring to withdraw outstanding notes previously tendered should contact the DTC participant through which such beneficial owners hold their outstanding notes. In order to withdraw outstanding notes previously tendered, a DTC participant may, prior to the expiration date, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP or (2) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant. Withdrawal of a prior instruction will be effective upon receipt of the notice of withdrawal by the exchange agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program. However, signatures on the notice of withdrawal need not be guaranteed if the outstanding notes being withdrawn are held for the account of an eligible institution as more fully explained in the letter of transmittal. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant’s name appears on its transmission through ATOP to which such withdrawal relates. A DTC participant may withdraw a tender only if such withdrawal complies with the provisions described in this paragraph.

      Withdrawals of tenders of outstanding notes may not be rescinded and any outstanding notes withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offer. Properly withdrawn outstanding notes, however, may be retendered by following the procedures described above at any time at or prior to midnight, New York City time, on the expiration date of the exchange offer.

Accounting Treatment

      We will record the new notes in our accounting records at the same carrying value as the outstanding notes. This carrying value is the aggregate principal amount of the outstanding notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. The expenses of the exchange offer will be expensed as incurred.

      As the terms of the new notes require us to settle the par value of the new notes in cash and we can only deliver shares for the differential between the stock price on the date of conversion and the base conversion price (initially $43.9525 per share), GAAP requires us to use the treasury stock method to calculate diluted earnings per share from and after the issuance of the new notes. The treasury stock method requires us to include in our calculation of diluted earnings per share, shares issuable if the new notes were to be converted at the end of the reporting period. After tax interest expense is not added back to net income for purposes of calculating diluted earnings per share under the treasury stock method. Under the treasury stock method, the number of shares of our common stock deemed to be outstanding for the purpose of calculating diluted earnings per share will not be increased unless the average sale price of our common stock during a reporting period exceeds the base conversion price (initially $43.9525 per share) of the new notes. Whenever the average closing sale price of our common stock during a reporting period exceeds the base conversion price, the number of additional shares will be determined by the following formula:

[	(average closing sale price during the applicable reporting period × applicable conversion rate) - $1,000 average closing sale price during the applicable reporting period	]	×	the number of outstanding new notes

Miscellaneous

      All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of outstanding notes in connection with the exchange offer will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all tenders not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any outstanding notes in the exchange offer, and the interpretation by us of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties, provided that we will not waive any condition to the offer with respect to an individual holder of outstanding notes unless we waive that condition for all such holders. None of us, the exchange agent, the information agent, the dealer manager or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

      Tenders of outstanding notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Outstanding notes received by the exchange agent in connection with the exchange offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the DTC participant who delivered such outstanding notes by crediting an account maintained at DTC designated by such DTC participant promptly after the expiration date or the withdrawal or termination of the exchange offer.

Exchange Agent, Information Agent and Financial Advisor

      Wells Fargo Bank, N.A. has been appointed the exchange agent for the exchange offer. Letters of transmittal, notices of guaranteed delivery and all correspondence in connection with the exchange offer should be sent or delivered by each holder of outstanding notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the exchange agent at the address set forth on the back cover of this offering circular. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

      Georgeson Shareholder Communications Inc. has been appointed as the information agent for the exchange offer, and will receive reasonable and customary compensation for its services and will be reimbursed for its reasonable, out-of-pocket expenses in connection therewith. Questions concerning tender procedures and requests for additional copies of this offering circular or the letter of transmittal should be directed to the information agent at the address set forth on the back cover of this offering circular. Holders of outstanding notes may also contact their custodian bank, depositary, broker, trust company or other nominee for assistance concerning the exchange offer.

      Credit Suisse First Boston LLC is our financial advisor for the exchange offer. In the ordinary course of their respective businesses, Credit Suisse First Boston LLC and its affiliates may actively trade or hold outstanding notes for their own accounts and the accounts of customers and, in addition to its role as financial advisor, will be permitted to participate in the exchange offer on the same terms as are offered to other holders of outstanding notes by this offer to exchange.

Recommendation of the Board of Directors

      Neither we nor our Board of Directors is making any recommendation regarding whether you should tender your outstanding notes for exchange and accept the new notes offered in the exchange offer. You must make your own determination as to whether to tender your outstanding notes for exchange.

Solicitation

      The exchange offer is being made by us in reliance on the exemption from the registration requirements of the Securities Act, afforded by Section 3(a)(9) thereof. We therefore will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders of the outstanding notes. We have not retained any dealer, manager or other agent to solicit tenders with respect to the exchange offer. The information agent will mail solicitation materials on our behalf. Additional solicitation may be made by telephone, facsimile or in person by officers and regular employees of us and our subsidiaries.

Other Fees and Expenses

      Tendering holders of outstanding notes will not be required to pay any expenses of soliciting tenders in the exchange offer. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions.

      We are making the principal solicitation by mail. However, where permitted by applicable law, additional solicitations may be made by facsimile transmission, telephone or in person by our officers and other employees and our affiliates.

DESCRIPTION OF THE NEW NOTES

      We will issue the new notes under an indenture to be dated as of the date of original issuance of the new notes, between us and Wells Fargo Bank, N.A., as trustee. The following summarizes some, but not all, of the provisions of the new notes and the indenture. We urge you to read the indenture because the indenture, and not this description, defines your rights as a holder of the new notes. A copy of the form of indenture and the form of certificate evidencing the new notes is available to you upon request.

      In this section of the offering circular entitled “Description of the New Notes,” when we refer to “Fair Isaac,” “we,” “our,” or “us,” we are referring to Fair Isaac Corporation and not any of its subsidiaries.

General

      We use the term “new notes” in this offering circular to refer to our $1,000 principal amount of 1.5% Senior Convertible Notes, Series B due August  15, 2023. The new notes will be unsecured general obligations of Fair Isaac. The new notes are convertible into cash and, in certain circumstances, shares of our common stock as described under “— Conversion of New Notes.” The new notes will be limited to $400,000,000 aggregate principal amount. The new notes will be issued only in denominations of $1,000 or in multiples of $1,000. The new notes will mature on August 15, 2023, unless earlier converted by you, redeemed at our option, repurchased by us on specified dates at your option or purchased by us at your option upon a change in control. By participating in the exchange offer, each holder will be deemed to have agreed pursuant to the indenture governing the new notes to treat the exchange for U.S. federal income tax purposes as not constituting a significant modification of the outstanding notes.

      Neither we nor our subsidiaries are restricted from paying dividends, incurring debt, or issuing or repurchasing our securities under the indenture. In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction or a change in control of Fair Isaac, except to the extent described under “— Purchase of New Notes at Your Option Upon a Change in Control,” “— Conversion of New Notes — Conversion After a Public Acquirer Change in Control” and “— Determination of the Make-Whole Premium.”

      The new notes will bear regular interest at the annual rate of 1.5%, from the most recent date on or prior to the settlement date to which regular interest has been paid or provided for on the outstanding notes. Interest will be payable on February 15 and August 15 of each year, beginning August 15, 2005, subject to limited exceptions if the new notes are converted, redeemed or purchased prior to the interest payment date. The record dates for the payment of interest will be February 1 and August 1. After August 15, 2008, we will not pay regular interest on the new notes prior to maturity, but interest will accrue at the rate of 1.5%, compounded semi-annually and be payable upon redemption, repurchase or final maturity. We may, at our option, pay interest on the new notes by check mailed to the holders. However, a holder with an aggregate principal amount in excess of $2 million will be paid by wire transfer in immediately available funds upon its election if the holder has provided us with wire transfer instructions at least 10 business days prior to the payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. We will not be required to make any payment on the new notes due on any day which is not a business day until the next succeeding business day. The payment made on the next succeeding business day will be treated as though it were paid on the original due date and no interest will accrue on the payment for the additional period of time.

      As described below under “— Conversion of New Notes,” each holder has the option to convert its new notes into cash and, under certain circumstances, shares of our common stock at an initial conversion price of $43.9525 per share under certain circumstances. This is equivalent to an initial conversion rate of approximately 22.7518 shares per $1,000 principal of new notes. The conversion price is subject to adjustment if certain events occur. We will not adjust the conversion rate to account for accrued interest or contingent interest.

      Each holder of new notes agrees in the indenture, for U.S. federal income tax purposes, to treat the new notes as “contingent payment debt instruments” and to be bound by our application of the U.S. Treasury

Regulations that govern contingent payment debt instruments, including our determination that the rate at which interest will be deemed to accrue for U.S. federal income tax purposes will be 5.65% per year, compounded semi-annually, which represents the yield at which we could issue comparable noncontingent, nonconvertible fixed rate debt instruments with terms and conditions otherwise similar to the new notes. See “Material U.S. Federal Income Tax Considerations.”

      Additionally, the global note will bear a legend to the effect that a holder and any beneficial owner of the new notes will be deemed to have agreed, for U.S. federal income tax purposes, to treat the exchange as not constituting a “significant modification” of the outstanding notes within the meaning of U.S. Treasury Regulations section 1.1001-3(e).

      We will maintain an office in The City of New York where the new notes may be presented for registration, transfer, exchange or conversion. This office will initially be an office or agency of the trustee. Except under limited circumstances described below, the new notes will be issued only in fully-registered book-entry form, without coupons, and will be represented by one or more global notes. There will be no service charge for any registration of transfer or exchange of new notes. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges.

Conversion of New Notes

General

      Subject to the conditions described below, holders may convert their new notes, in whole or in part, into (1) cash in an amount equal to the lesser of the principal amount of such notes and the conversion value of such notes and (2) to the extent such conversion value exceeds the principal amount of such notes, the remainder of our conversion obligations in cash or shares of common stock or a combination thereof under the conditions set forth below under “— Conversion of New Notes — Payment Upon Conversion — Settlement Method.” The initial conversion price is $43.9525 per share (equivalent to an initial conversion rate of approximately 22.7518 shares of common stock per $1,000 in principal amounts of new notes). The conversion price and the equivalent conversion rate in effect at any given time are referred to in this offering circular as the “conversion price” and “conversion rate,” respectively, and will be subject to adjustment as described below. We will not issue fractional shares of our common stock upon the conversion of the new notes. Instead, we will pay the cash value of such fractional shares based upon the closing sale price (as defined below) of our common stock on the trading day immediately preceding the conversion date.

      Delivery of the required cash and shares of our common stock, if any, upon conversion will be deemed to satisfy our obligation to pay the principal amount of the new notes, including any accrued and unpaid interest. Accrued interest will be deemed paid in full rather than canceled, extinguished or forfeited. We will not adjust the conversion price to account for the accrued interest or contingent interest. We and each holder of the new notes agree that delivery to the holder of the cash and shares of common stock, if any, into which the new note is convertible will be treated as a payment (in an amount equal to the sum of the then fair market value of such cash payment and shares, if any) on the new note for purposes of the U.S. Treasury Regulations governing contingent payment debt instruments. See “Material U.S. Federal Income Tax Considerations.”

      If a holder converts new notes and receives part of the conversion value in shares of common stock, we will pay any documentary stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, unless the tax is due because the holder requests the shares to be issued or delivered to a person other than the holder, in which case the holder will pay the tax. Certificates representing our common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by the holder have been paid.

      If you wish to exercise your conversion right, you must deliver an irrevocable conversion notice, together, if the new notes are in certificated form, with the certificated security (the date of such delivery of notice and all other requirements for conversion have been satisfied, the “conversion date”), to the conversion agent who will, on your behalf, convert the new notes. You may obtain copies of the required form of the conversion notice from the conversion agent.

      If a new note has been called for redemption, holders will be entitled to convert such note from the date of notice of the redemption until the close of business on the business day immediately preceding the date of redemption. A holder may convert fewer than all of such holder’s new notes so long as the notes converted are an integral multiple of $1,000 principal amount.

      Holders may surrender their new notes for conversion at the applicable conversion price prior to the stated maturity of the new notes if any of the following conditions is satisfied:

•	prior to August 15, 2021, during any fiscal quarter, if the closing sale price of our common stock for at least 20 trading days in the 30 consecutive trading day period ending on the last day of the immediately preceding fiscal quarter is more than 120% of the conversion price on the corresponding trading day;

•	at any time after the closing sale price of our common stock on any date after August 15, 2021 is more than 120% of the then current conversion price;

•	during the five consecutive business day period following any 10 consecutive trading day period in which the average of the trading prices (as defined below) for a new note was less than 98% of the average of the closing sale prices of our common stock for such 10 trading day period multiplied by the applicable conversion rate; provided, however, if, on the day before the conversion date, the closing sale price of our common stock is greater than 100% of the conversion price but less than or equal to 120% of the conversion price, then holders converting their new notes shall receive cash with a value equal to 100% of the principal amount of the new notes on the conversion date;

•	if we have called such holders’ new notes for redemption; or

•	if we make certain significant distributions to holders of our common stock or we enter into corporate transactions discussed below.

      We describe each of these conditions in greater detail below.

      For purposes of this offering circular, “trading day” means a day during which trading in securities generally occurs on The New York Stock Exchange, or, if the common stock is not quoted on The New York Stock Exchange, on the principal other market on which the common stock is then traded, other than a day on which a material suspension of or limitation on trading is imposed that affects either The New York Stock Exchange (or, if applicable, such other market) in its entirety or only the shares of our common stock, by reason of movements in price exceeding limits permitted by the relevant market on which the shares are traded or otherwise, or on which The New York Stock Exchange (or, if applicable, such other market) cannot clear the transfer of our shares due to an event beyond our control.

Conversion Upon Satisfaction of Closing Sale Price Condition

      Prior to August 15, 2021, a holder may surrender any of its new notes for conversion during any fiscal quarter, if the closing sale price of our common stock, for at least 20 trading days in the period of 30 consecutive trading days ending on the last day of the immediately preceding fiscal quarter, is more than 120% of the conversion price on the corresponding trading day.

      A holder may also surrender any of its new notes for conversion at any time after the closing sale price of our common stock on any date after August 15, 2021 through the business day immediately prior to the maturity of the new notes is more than 120% of the then current conversion price.

      The conversion agent, which initially will be Wells Fargo Bank, N.A., will, on our behalf, determine daily if the new notes are convertible as a result of the closing sale price of our common stock and notify us and the trustee. The “closing sale price” of our common stock on any date means the last reported per share sale price (or, if no last sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which our common stock then is listed, or if our common stock is not listed on a U.S. national or regional exchange, as reported on the National Association of Securities Dealers Automated Quotation System, or if our common stock is not quoted on the National Association of Securities Dealers Automated Quotation System, as reported on the principal other market on which our common stock is then traded. In the absence of such quotations, our Board of Directors will make a good faith determination of the sale price.

Conversion Upon Satisfaction of Trading Price Condition

      A holder may surrender any of its new notes for conversion during the five consecutive business day period following any 10 consecutive trading day period in which the average of the trading prices of a note was less than 98% of the average closing sale price of our common stock during such 10 trading day period multiplied by the applicable conversion rate; provided, however, if, on the day before the conversion date, the closing sale price of our common stock is greater than 100% of the conversion price but less than or equal to 120% of the conversion price, then holders surrendering new notes for conversion shall receive cash with a value equal to 100% of the principal amount of the new notes so surrendered as of the conversion date.

      The “trading price” of the new notes on any date of determination means the average of the secondary market bid quotations per new note obtained by the trustee for $5,000,000 principal amount of the new notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, provided that if at least two such bids cannot reasonably be obtained by the trustee, but one such bid can reasonably be obtained by the trustee, this one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the new notes from a nationally recognized securities dealer or in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the new notes, then the trading price of the new notes will equal (a) the applicable conversion rate of the new notes multiplied by (b) the sale price of our common stock on such determination date.

      Wells Fargo Bank, N.A., as trustee, will determine the trading price after being requested to do so by us. We will have no obligation to make that request unless a holder of new notes provides us with reasonable evidence that the trading price of the new notes may be less than 98% of the average sale price of our common stock multiplied by the applicable conversion rate for the applicable period. If a holder provides such evidence, we will instruct the trustee to determine the trading price of the new notes for the applicable period.

Conversion Upon Notice of Redemption

      A holder may surrender for conversion any of the new notes called for redemption at any time prior to the close of business one business day prior to the redemption date, even if the new notes are not otherwise convertible at such time. If a holder has already delivered a purchase notice or a change in control purchase notice with respect to a new note, however, the holder may not surrender that new note for conversion until the holder has withdrawn the notice in accordance with the indenture.

Conversion Upon Specified Corporate Transactions

      Even if none of the conditions described above have occurred, if we elect to:

•	distribute to all holders of our common stock certain rights entitling them to purchase, for a period expiring within 60 days, our common stock at less than the current market price (as defined in the indenture) at the time, or

•	distribute to all holders of our common stock our assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 10.0% of the closing sale price of our common stock on the day preceding the declaration date for such distribution, we must notify the holders of new notes at least 20 days prior to the ex-dividend date for such distribution. Once we have given that notice, holders may surrender their new notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place. No adjustment to the ability of a holder to convert will be made if the holder will otherwise participate in the distribution without conversion.

      In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which all or substantially all of our common stock would be converted into cash, securities or other property, a holder may surrender new notes for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction. If the transaction also constitutes a “change in control,” as defined below, the holder can require us to purchase all or a portion of its new notes as described under “— Purchase of New Notes at Your Option upon a Change in Control.”

Payment Upon Conversion

      Settlement Method. Subject to certain exceptions described under “— Conversion of New Notes — Conversion Upon Satisfaction of Trading Price Condition,” above and under “— Determination of the Make-Whole Premium” below, if a holder surrenders new notes for conversion, such holder will receive, in respect of each $1,000 principal amount of new notes:

•	cash in an amount (the “principal return”) equal to the lesser of (a) the principal amount of each new note and (b) the conversion value (as described below); and

•	if the conversion value is greater than the principal amount of each new note, a number of shares of our common stock (the “net shares”) equal to the sum of the daily share amounts (calculated as described below) for each trading day during the applicable conversion reference period (described below) (the “net share amount”). However, in lieu of delivering net shares, we may, at our option, deliver cash or a combination of cash and shares of our common stock with a value equal to the value of the net share amount. The daily share amounts shall be calculated using the closing sale price of our common stock on each trading day, and references below to the “net share amount” shall be deemed to be references to such amount in cash or cash and shares of common stock, as applicable. The value of the net share amount shall be the sum of each daily share amount during the applicable conversion reference period multiplied by such day’s closing sale price.

      The “applicable conversion reference period” means:

•	for new notes tendered for conversion after we have specified a redemption date, change in control purchase date or repurchase date for those new notes, the 10 consecutive trading days beginning on the third trading day following the date of such notice; or

•	in all other cases, the 10 consecutive trading days beginning on the third trading day following the date the new notes are tendered for conversion.

      The “applicable stock price” is equal to the average of the closing sale prices of our common stock over the applicable conversion reference period.

      The “conversion value” is equal to (a) the applicable conversion rate, multiplied by (b) the applicable stock price. The cash payment for fractional shares will be based on the applicable stock price.

      The “daily share amount,” for each new note on each trading day in the applicable conversion reference period, is equal to the greater of:

•	zero; or

•	a number of shares of our common stock determined by the following formula:

(Closing Sale Price on That Trading Day × Applicable Conversion Rate) -$1,000

10 × Closing Sale Price on Such Trading Day

      In the event of a conversion upon a change in control transaction where the calculation of the daily share amount would not be possible because our common stock has ceased to be publicly traded, if holders of our common stock receive only cash in such transaction, the closing sale price will be the cash amount paid per share. Otherwise, the closing sale price will be the average of the last closing prices of our common stock on each of the 10 consecutive trading days prior to but not including the effective date of such change in control. The conversion value, principal return, and net cash amount will be determined by us promptly after the end of the applicable conversion reference period. We will pay the principal return and cash for fractional shares and deliver or pay the net share amount, no later than the third business day following the determination of the applicable stock price. We will not issue fractional shares upon conversion. Any shares of our common stock issuable upon conversion of the new notes will be fully paid and nonassessable and will rank equally with the other shares of our common stock.

      Payment Upon Conversion Upon Change in Control. We must give notice to all record holders and to the trustee (a) at least ten trading days prior to the anticipated effective date of a change in control known to us (or if not known to us prior to such tenth trading day, then within two trading days after we become aware of such change in control) of such anticipated effective date, which shall state that as a result, holders of new notes shall be entitled to a make-whole premium upon conversion as described below (the “make-whole premium upon conversion notice”) and (b) within 15 days after a change in control has become effective, unless (i) at least 90% of the consideration paid or payable for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such change in control transaction consists of shares of capital stock traded on the New York Stock Exchange or another U.S. national securities exchange or quoted on The Nasdaq National Stock Market or a successor automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction) or (ii) we have provided a public acquirer change in control notice as described below under “— Conversion of New Notes — Conversion After a Public Acquirer Change in Control”. If a holder converts its new notes at any time beginning on the date that we give a make-whole premium upon conversion notice and ending at the close of business on the second trading day immediately preceding the related change in control repurchase date corresponding to such change in control, the holder will receive:

(1) the principal return and the net share amount, as described above under “Conversion of New Notes — Payment Upon Conversion — Settlement Method,” plus

(2) the make-whole premium, if any, which will be in an amount determined as set forth under “— Determination of the Make-Whole Premium” and which will be payable in shares of our common stock (other than cash paid in lieu of fractional shares) or in the same form of consideration into which our common stock has been converted in connection with such change in control (other than cash paid in lieu of fractional interests in any security or other property delivered in connection with such change in control) on the change in control repurchase date for the new notes after the change in control described under “— Repurchase of New Notes at Your Option Upon a Change in Control.”

      Solely for purposes of valuing any non-cash consideration received by holders of our common stock in any change in control, to the extent any component of non-cash consideration is not listed on a U.S. national or regional securities exchange or quotation system or reported on the Nasdaq National Market, the value of the non-cash consideration will be determined by two nationally recognized investment banks or appraisal firms, as appropriate, selected by us with the consent of the trustee and, to the extent any component of non-cash consideration is listed on a U.S. national or regional securities exchange or quotation system or reported on the Nasdaq National Market, the value of the non-cash consideration will be determined by reference to its volume weighted average price.

Conversion After a Public Acquirer Change in Control

      Notwithstanding the foregoing, in the case of a public acquirer change in control (as defined), we may, in lieu of providing the consideration described above under “— Conversion of New Notes — Payment Upon Conversion — Payment Upon Conversion Upon a Change in Control,” elect to change the conversion obligation in connection with such public acquirer change in control by providing notice to holders and the trustee of such election (a “public acquirer change in control notice”) at least ten trading days prior to the anticipated effective date of a public acquirer change in control known to us (or if not known to us, prior to such tenth trading day, then within two trading days of when we become aware of such public acquirer change in control). If we provide such public acquirer change in control notice, from and after the effective date of such public acquirer change in control, holders of new notes will be entitled, subject to the net share settlement provisions described in “— Conversion of New Notes — Payment Upon Conversion — Settlement Method” above, to convert their new notes into cash and shares of public acquirer common stock (as defined below) based on an adjusted conversion price determined by dividing the conversion price in effect immediately before the public acquirer change in control by a fraction:

•	the numerator of which will be (i) in the case of a share exchange, consolidation or merger pursuant to which our common stock is converted into cash, securities or other property, the average value of all cash and other consideration (as determined by our board of directors) paid or payable per share of our common stock in connection with such public acquirer change in control or (ii) in the case of any other public acquirer change in control, the average of the closing sale prices of our common stock, in each case for the five consecutive trading days prior to but excluding either (A) the effective date of such public acquirer change in control or (B) if later, the sixth trading day after the date a public acquirer change in control notice is given, and

•	the denominator of which will be the average of the closing sale prices of the public acquirer common stock for the five consecutive trading days prior to but excluding either (i) the effective date of such public acquirer change in control or (ii) if later, the sixth trading day after the date a public acquirer change in control notice is given.

      If we have provided a public acquirer change in control notice, holders shall, during the time periods for conversion specified under “— Conversion of New Notes,” have the right to convert their new notes (subject to satisfaction of the conditions to conversion described under “— Conversion of New Notes — General” and subject to the change in conversion rights that become effective on the effective date of a public acquirer change in control), and will be entitled to receive the consideration specified under “— Conversion of New Notes — Payment Upon Conversion — Settlement Method” but will not be entitled to receive the make-whole premium. In addition, the holder may also require us to repurchase all or a portion of such holder’s new notes in the circumstances described under “— Purchase of New Notes at Your Option Upon a Change in Control.”

      If we have provided a public acquirer change in control notice, holders who do not elect to convert their new notes prior to the effective date of the applicable public acquirer change in control will (unless such new notes are repurchased on the change in control purchase date) thereafter hold new notes convertible at any time into cash and shares of public acquirer common stock, if any, at the adjusted conversion price referred to above.

      A “public acquirer change in control” means any event constituting a change in control that would otherwise obligate us to provide the consideration described under “— Payment Upon Conversion Upon a Change in Control” and the acquirer has a class of common stack traded on a U.S. national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a transaction constituting a change in control (the “public acquirer common stock”). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have “public acquirer common stock” if either (1) a direct or indirect majority owned subsidiary of the acquirer or (2) a corporation that directly or indirectly owns at least a majority of the acquirer, has a class of common stock satisfying the foregoing requirement. In such case, all references to public acquirer common stock shall refer to such class of common stock. Majority owned for these purposes means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.

Conversion Price Adjustments

      The conversion price will be adjusted upon the occurrence of:

(1) the issuance of shares of our common stock as a dividend or distribution on our common stock;

(2) the subdivision or combination of our outstanding common stock;

(3) the issuance to all or substantially all holders of our common stock of rights or warrants entitling them for a period of not more than 60 days to subscribe for or purchase our common stock, or securities convertible into our common stock, at a price per share or a conversion price per share less than the then current market price per share, provided that the conversion price will be readjusted to the extent that such rights or warrants are not exercised prior to the expiration;

(4) the distribution to all or substantially all holders of our common stock of shares of our capital stock, evidences of indebtedness or other non-cash assets, or rights or warrants, excluding:

•	dividends, distributions and rights or warrants referred to in clause (1) or (3) above;

•	dividends or distributions exclusively in cash referred to in clause (5) below; and

•	distribution of rights to all holders of common stock pursuant to an adoption of a shareholder rights plan;

(5) the dividend or distribution during any of our quarterly fiscal periods to all or substantially all holders of our common stock of an all-cash dividend or distribution, in an aggregate amount that, together with other all-cash dividends or distributions made during such quarterly fiscal period, exceeds the product of $0.0133 (appropriately adjusted from time to time for any stock dividends on or subdivisions of our common stock) multiplied by the number of shares of common stock outstanding on the record date for such distribution; and

(6) the purchase of our common stock pursuant to a tender offer made by us or any of our subsidiaries to the extent that the same involves aggregate consideration that together with (A) any cash and the fair market value of any other consideration payable in respect of any tender offer by us or any of our subsidiaries for our common stock consummated within the preceding 12 months not triggering a conversion price adjustment and (B) all-cash distributions to all or substantially all holders of our common stock made within the preceding 12 months not triggering a conversion price adjustment, exceeds an amount equal to 10% of our market capitalization on the expiration date of such tender offer.

      In the case of clause (5) above, the conversion price will be adjusted by multiplying:

•	the conversion price by

•	a fraction, the numerator of which will be the current market price of our common stock and the denominator of which is the current market price of our common stock plus the amount per share of such dividend or distribution, to the extent it exceeds $0.0133 (appropriately adjusted from time to time for any stock dividends on or subdivisions or combinations of our common stock).

      The adjustment will be made successively whenever any such event occurs. For purposes of this paragraph, “current market price” of our common stock means the average of the closing sale prices of our common stock for the first 10 trading days from, and including, the first day that the common stock trades “ex-dividend.”

      Notwithstanding the foregoing, in the event of a conversion price adjustment pursuant to paragraphs (4) and (5) above, the “minimum conversion price” will equal $36.03, subject to adjustment pursuant to paragraphs (1), (2), (3) and (6) above.

      To the extent that our rights plan is still in effect, upon conversion of the new notes, the holders will receive, in addition to any common stock to which you are entitled upon conversion, the rights described in our rights plan, whether or not the rights have been separated from the common stock at the time of conversion, subject to certain limited exceptions. See “Description of Capital Stock” for a description of our existing rights plan. If we implement a new rights plan, we will be required under the indenture to provide that the holders of the new notes will receive the rights upon conversion of the new notes, whether or not these rights were separated from the common stock prior to conversion, subject to certain limited exceptions.

      In the event of:

•	any reclassification of our common stock; or

•	a consolidation, merger or combination involving Fair Isaac; or

•	a sale or conveyance to another person of the property and assets of Fair Isaac as an entirety or substantially as an entirety,

      in which holders of our outstanding common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, holders of new notes will generally be entitled, subject to appropriate application of the settlement methods described above under “— Conversion of New Notes — Payment Upon Conversion — Settlement Method,” to convert their new notes into the same type of consideration received by common stock holders if such holders of new notes had converted their new notes into our common stock immediately prior to one of these types of events.

      We are permitted to reduce the conversion price of the new notes by any amount for a period of at least 20 days if our board of directors determines that such reduction would be in our best interest. We are required to give at least 15 days prior notice of any reduction in the conversion price. We may also reduce the conversion price to avoid or diminish income tax to holders of our common stock in connection with a dividend or distribution of stock or similar event.

      In addition you may, in some circumstances, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion price. If at any time we make a distribution of property to our stockholders that would be taxable to them as a dividend for U.S. federal income tax purposes (for example, distributions of property other than our common stock or rights thereto) and, pursuant to the indenture, the number of shares into which new notes are convertible is increased, that increase may be deemed for U.S. federal income tax purposes to be the payment of a taxable dividend to holders of new notes. For more details see “Material U.S. Federal Income Tax Considerations.”

      No adjustment in the conversion price will be required unless it would result in a change in the conversion price of at least one percent. Any adjustment not made will be taken into account in subsequent adjustments. Except as stated above, we will not adjust the conversion price for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or the right to purchase our common stock or such convertible or exchangeable securities.

Contingent Interest

      Subject to the accrual and record date provisions described below, we will pay contingent interest to the holders of new notes during any six-month period from February 15 through August 14 and from August 15 through February 14, commencing with the six-month period beginning on August 15, 2008, if the average trading price of a new note (as described under “— Conversion of New Notes — Conversion Upon Satisfaction of Trading Price Condition”) for the five consecutive trading day period immediately preceding the first day of the applicable six-month period equals 120% or more of the sum of the principal amount of, plus accrued and unpaid regular interest on, the new note.

      The amount of contingent interest payable per new note in respect of any six-month period will equal 0.25% per annum of the average trading price of the new notes for the five trading day period immediately preceding such six-month period.

      We will pay contingent interest, if any, in the same manner as we will pay interest described above under “— General” and your obligations in respect of the payment of contingent interest in connection with the conversion of any new notes will also be the same as described above under “— General.” Upon determination that holders of new notes will be entitled to receive contingent interest which may become payable during a relevant six-month period, on or prior to the start of such six-month period, we will provide notice to the trustee setting forth the amount of contingent interest per $1,000 principal amount of new notes and disseminate a press release through a public medium that is customary for such press releases. Under the indenture, we and each holder of the new notes agree, for U.S. federal income tax purposes, to treat the new notes as indebtedness that is subject to U.S. Treasury regulations governing contingent payment debt instruments.

Optional Redemption by Fair Isaac

      We may redeem the new notes on and after August 15, 2008, on at least 20 days’ and no more than 60 days’ notice, in whole or in part, at a redemption price equal to 100% of the principal amount of the new notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date. If the redemption date falls after an interest payment record date and prior to an interest payment date, interest will be paid to the holder on the redemption date.

      Holders may convert new notes or portions of new notes called for redemption even if the closing sales price condition described under “— Conversion of New Notes” has not occurred, until the close of business on the business day immediately preceding the redemption date.

      If we decide to redeem fewer than all of the new notes, the trustee will select the new notes to be redeemed by lot, or in its discretion, on a pro rata basis. If any new note is to be redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued. If a portion of your new notes is selected for partial redemption and you convert a portion of your new notes, the converted portion will be deemed to be of the portion selected for redemption.

      No sinking fund is provided for the new notes.

Purchase of New Notes at Your Option on Specified Dates

      On August 15, 2007, August 15, 2008, August 15, 2013 and August 15, 2018, holders may require us to purchase any outstanding new notes for which a holder has properly delivered and not withdrawn a written purchase notice, subject to certain additional conditions. Holders may submit their new notes for purchase to the paying agent at any time from the opening of business on the date that is 20 business days prior to the purchase date until the close of business on the fifth business day prior to the purchase date.

      We will purchase each outstanding new note for which a holder has properly delivered and not withdrawn a written purchase notice at a purchase price equal to 100% of the principal amount of the new notes being redeemed plus accrued and unpaid interest to, but not including, the date of repurchase. We will pay the purchase price in cash.

Required Notices and Procedure

      On a date not less than 20 business days prior to each purchase date, we will be required to give notice to all holders at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, stating, among other things, the procedures that holders must follow to require us to purchase their new notes.

      The purchase notice given by each holder electing to require us to purchase new notes must be given so as to be received by the paying agent no later than the close of business on the fifth business day prior to the purchase date and must state:

•	the certificate numbers of the holder’s new notes to be delivered for purchase;

•	the aggregate principal amount of new notes to be purchased; and

•	that the new notes are to be purchased by us pursuant to the applicable provisions of the new notes.

      A holder may withdraw any purchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the second business day prior to the purchase date. The notice of withdrawal shall state:

•	the certificate numbers of the new notes being withdrawn;

•	the aggregate principal amount of the new notes being withdrawn; and

•	the aggregate principal amount, if any, of the new notes that remain subject to the purchase notice.

      In connection with any purchase offer, we will:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

•	file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the new notes.

      Our obligation to pay the purchase price for a new note as to which a purchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the new note, together with necessary endorsements, to the paying agent at any time after delivery of the purchase notice. We will cause the purchase price for the new note to be paid promptly following the later of the purchase date or the time of delivery of the new note. If the paying agent holds money sufficient to pay the purchase price of the new note on the purchase date in accordance with the terms of the indenture, then, immediately after the purchase date, the new note will cease to be outstanding and interest, if any, on such new note will cease to accrue, whether or not the new note is delivered to the paying agent. After the new note ceases to be outstanding, all other rights of the holder shall terminate, other than the right to receive the purchase price upon delivery of the new note.

      Future debt agreements to which we may become a party may limit our ability to purchase new notes or prohibit such purchases. If we fail to repurchase the new notes when required, this failure will constitute an event of default under the indenture.

Purchase of New Notes at Your Option upon a Change in Control

      If a change in control occurs, you will have the right to require us to purchase all or any part of your new notes 30 business days after the occurrence of such change in control at a purchase price equal to 100% of the principal amount of the new notes plus accrued and unpaid interest to, but not including, the purchase date. New notes submitted for purchase must be in integral multiples of $1,000 principal amount.

      We will mail to the trustee and to each holder a written notice of the change in control within 10 business days after the occurrence of such change in control. This notice shall state certain specified information, including:

•	information about and the terms and conditions of the change in control;

•	information about the holders’ right to convert the new notes;

•	the holders’ right to require us to purchase the new notes;

•	the procedures required for exercise of the purchase option upon the change in control; and

•	the name and address of the paying and conversion agents.

      You must deliver written notice of your exercise of this purchase right to the paying agent at any time prior to the close of business on the business day prior to the change in control purchase date. The written notice must specify the new notes for which the purchase right is being exercised. If you wish to withdraw this election, you must provide a written notice of withdrawal to the paying agent at any time prior to the close of business on the business day prior to the change in control purchase date.

      A change in control will be deemed to have occurred if any of the following occurs:

•	any “person” or “group” is or becomes the “beneficial owner,” directly or indirectly, of shares of our voting stock representing 50% or more of the total voting power of all outstanding classes of our voting stock or has the power, directly or indirectly, to elect a majority of the members of our board of directors;

•	we consolidate with, or merge with or into, another person or we sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets, or any person consolidates with, or merges with or into, us, in any such event other than pursuant to a transaction in which the persons that “beneficially owned,” directly or indirectly, the shares of our voting stock immediately prior to such transaction “beneficially own,” directly or indirectly, shares of our voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person; or

•	the holders of our capital stock approve any plan or proposal for the liquidation or dissolution of Fair Isaac (whether or not otherwise in compliance with the indenture).

      However, a change in control will not be deemed to have occurred if either:

•	after August 15, 2008, the last sale price of our common stock for any five trading days during the ten trading days immediately preceding the change in control is at least equal to 105% of the conversion price in effect on such day; or

•	in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights in the merger or consolidation) in a merger or consolidation otherwise constituting the change in control consists of shares of common stock, depositary receipts, or other certificates representing common equity interests traded on a United States national securities exchange or quoted on the Nasdaq National Market, or which will be so traded or quoted when issued or exchanged in connection with such change in control, and as a result of such transaction or transactions the new notes become convertible solely into such common stock, depositary receipts or other certificates representing common equity interests or a cash amount based on the value of such common stock, depositary receipts or other certificates representing common equity interests or a combination of such cash amount and such common stock, depositary receipts or other certificates representing common equity interests.

      For purposes of this change in control definition:

•	“person” or “group” have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;

•	a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of the indenture, except that the number of shares of our voting stock will be deemed to include, in addition to all outstanding shares of our voting stock and unissued shares deemed to be held by the “person” or “group” or other person with respect to which the change in control determination is being made, all unissued shares deemed to be held by all other persons;

•	“beneficially own” and “beneficially owned” have meanings correlative to that of beneficial owner;

•	“unissued shares” means shares of voting stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a change in control; and

•	“voting stock” means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees.

      The term “all or substantially all” as used in the definition of change in control will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. There may be a degree of uncertainty in interpreting this phrase. As a result, we cannot assure you how a court would interpret this phrase under applicable law if you elect to exercise your rights following the occurrence of a transaction which you believe constitutes a transfer of “all or substantially all” of our assets.

      We will under the indenture:

•	comply with the provisions of Rule 13e-4 and Rule 14e-1, if applicable, under the Exchange Act;

•	file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the new notes upon a change in control.

      This change in control purchase feature may make more difficult or discourage a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the change in control purchase feature is not part of a plan by management to adopt a series of anti-takeover provisions.

      We could, in the future, enter into certain transactions, including recapitalizations, that would not constitute a change in control but would increase the amount of debt outstanding or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring debt under the indenture. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the new notes.

      If a change in control were to occur, we may not have sufficient funds to pay the change in control purchase price for the new notes tendered by holders. In addition, we may in the future incur debt that has similar change in control provisions that permit holders of this debt to accelerate or require us to repurchase this debt upon the occurrence of events similar to a change in control. Our failure to repurchase the new notes upon a change in control will result in an event of default under the indenture.

      Future debt agreements to which we may become a party may prohibit or limit our redemption or repurchase of the new notes and provide that a change in control constitutes an event of default. If we fail to repurchase the new notes when required, this failure will constitute an event of default under the indenture.

Determination of the Make-Whole Premium

      If a change in control occurs prior to August 15, 2008, we will pay a make-whole premium upon the conversion of the notes as described above under “— Conversion of New Notes — Payment Upon Conversion — Payment Upon Conversion Upon Change in Control” as described above, unless (i) at least 90% of the consideration paid or payable for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such change in control transaction consists of shares of capital stock traded on the New York Stock Exchange or another U.S. national securities exchange or quoted on The Nasdaq National Stock Market or a successor automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction) or (ii) we have provided a public acquirer change in control notice as described above under “— Conversion of New Notes–Conversion After a Public Acquirer Change in Control.” The make-whole premium will be equal to a percentage of the principal amount of the new notes. The make-whole premium will be in addition to, and not in substitution for, any cash, securities or other assets otherwise due to holders of new notes upon conversion. The make-whole premium will be determined by reference to the table below and is based on the date on which the change in control becomes effective, referred to as the “effective date,” and the price, referred to as the “stock price,” paid, or deemed to be paid, per share of our common stock in the transaction constituting the change in control, subject to adjustment as described below. If holders of our common stock receive only cash in the change in control, the stock price shall be the cash amount paid per share. In all other cases, the stock price will be the average closing sale price of our common stock for the five trading days immediately preceding, but not including, the effective date of the change in control.

      We will pay the make-whole premium solely in shares of our common stock (other than cash in lieu of fractional shares) or in the same form of consideration into which all or substantially all of the shares of our common stock have been converted or exchanged in connection with the change in control (other than cash in lieu of fractional interests in any security or other property delivered in connection with such change in control). The make-whole premium will be payable on the change in control purchase date after the change in control for new notes converted in connection with a change in control.

      The value of our shares or other consideration for purposes of determining the number of shares or other consideration to be issued in respect of the make-whole premium will be calculated as follows:

(1) In the case of a change in control in which all or substantially all of the shares of our common stock have been, as of the effective date, converted into or exchanged for the right to receive securities or other assets or property, the consideration shall be valued as follows:

(a) securities that are traded on a U.S. national securities exchange or approved for quotation on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices will be valued at 98% of the average closing sale price for the five trading days immediately prior to but excluding the change in control purchase date,

(b) other securities, assets or property, other than cash, that holders will have the right to receive will be valued based on 98% of the average of the fair market value of the securities, assets or property, other than cash, as determined by two independent nationally recognized investment banks selected by the trustee, and

(c) 100% of any cash.

(2) In all other cases, the value of our shares will equal 98% of the average of the closing sale price of our common stock for the five trading days immediately prior to but excluding the change in control purchase date.

      The stock prices set forth in the first column of the table will be adjusted as of any date on which the conversion rate of the notes is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to the adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted.

      The following table sets forth the hypothetical stock price, effective date and payment (expressed as a percentage) upon a change in control for each $1,000 principal amount of the notes:

	February 25,	August 15,	August 15,	August 15,	August 15,
	2005	2005	2006	2007	2008

$32.50	26.1	26.1	26.1	26.1	26.1

$35.00	22.8	22.6	22.1	20.4	20.4

$40.00	17.8	17.3	15.8	12.9	9.0

$45.00	14.1	13.3	11.2	7.9	0.0

$50.00	11.3	10.4	8.0	4.7	0.0

$55.00	9.2	8.2	5.9	2.8	0.0

$60.00	7.6	6.6	4.4	1.7	0.0

$65.00	6.4	5.5	3.4	1.1	0.0

$70.00	5.5	4.6	2.8	0.8	0.0

$75.00	4.8	4.0	2.3	0.6	0.0

$80.00	4.3	3.5	2.0	0.6	0.0

$85.00	3.8	3.2	1.8	0.5	0.0

$90.00	3.5	2.9	1.6	0.5	0.0

$95.00	3.2	2.7	1.5	0.5	0.0

$100.00	3.0	2.5	1.4	0.4	0.0

$110.00	2.7	2.2	1.3	0.4	0.0

$120.00	2.4	2.0	1.2	0.4	0.0

$130.00	2.2	1.8	1.1	0.3	0.0

$140.00	2.0	1.7	1.0	0.3	0.0

$150.00	1.8	1.5	0.9	0.3	0.0

      The exact stock price and effective dates may not be set forth on the table, in which case:

•	if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the make-whole premium will be determined by straight-line interpolation between make-whole premium amounts set forth for the higher and lower stock prices and the two effective dates, as applicable, based on a 365-or 366 day year, as applicable.

•	if the stock price is in excess of $150.00 per share (subject to adjustment in the same manner as the stock price) no make-whole premium will be paid.

•	if the stock price is less than $32.50 per share (subject to adjustment in the same manner as the stock price), no make-whole premium will be paid.

      Our obligation to pay the make-whole premium could be considered a penalty, in which case the enforceability thereof would be subject to general equitable principles of reasonableness of economic remedies.

Events of Default

      Each of the following will constitute an event of default under the indenture:

(1) we fail to pay principal or premium, if any, on any new note when due;

(2) we fail to pay any interest, including any additional interest, on any new note when due if such failure continues for 30 days;

(3) we fail to perform any other covenant required of us in the indenture if such failure continues for 60 days after notice is given in accordance with the indenture;

(4) we fail to pay the purchase price of any new note when due;

(5) we fail to provide timely notice of a change in control;

(6) any indebtedness for money borrowed by us or one of our significant subsidiaries in an outstanding principal amount in excess of $25 million is not paid at final maturity or upon acceleration and such indebtedness is not discharged, and such default in payment or acceleration is not cured or rescinded, within 30 days after written notice as provided in the indenture; and

(7) certain events in bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

      If an event of default, other than an event of default described in clause (7) above with respect to us, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding new notes may declare the principal amount of the new notes to be due and payable immediately. If an event of default described in clause (7) above occurs with respect to us, the principal amount of the new notes will automatically become immediately due and payable.

      As used in this offering circular, “significant subsidiary” means, in respect of any person, a subsidiary of such person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

      After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the new notes may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived.

      Subject to the trustee’s duties in the case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders, unless the holders have offered to the trustee reasonable indemnity. Subject to the indenture, applicable law and the trustee’s indemnification, the holders of a majority in aggregate principal amount of the outstanding new notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the new notes.

      No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the new notes then outstanding have made a written request and have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

•	the trustee has failed to institute such proceeding within 60 days after such notice, request and offer, and has not received from the holders of a majority in aggregate principal amount of the new notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

      However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or any premium or interest on any new note on or after the applicable due date or the right to convert the new note in accordance with the indenture.

      Generally, the holders of not less than a majority of the aggregate principal amount of outstanding new notes may waive any default or event of default unless:

•	we fail to pay principal, premium or interest on any new note when due;

•	we fail to convert any new note in accordance with the indenture; or

•	we fail to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding new note affected.

      We are required to furnish to the trustee, on an annual basis, a statement by our officers as to whether or not Fair Isaac, to the officer’s knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the indenture, specifying any known defaults.

Modification and Waiver

      We and the trustee may amend or supplement the indenture or the new notes with the consent of the holders of a majority in aggregate principal amount of the outstanding new notes. In addition, the holders of a majority in aggregate principal amount of the outstanding new notes may waive our compliance in any instance with any provision of the indenture without notice to the other new note holders. However, no amendment, supplement or waiver may be made without the consent of the holder of each outstanding new note if such amendment, supplement or waiver would:

•	change the stated maturity of the principal of, or interest on, any new note;

•	reduce the principal amount of or repurchase price or any premium or interest on any new note;

•	reduce the make-whole premium on any new note;

•	reduce the amount of principal payable upon acceleration of the maturity of any new note;

•	change the place or currency of payment of principal of, or any premium or interest on, any new note;

•	impair the right to institute suit for the enforcement of any payment on, or with respect to, any new note;

•	modify the provisions with respect to the purchase right of the holders upon a change in control or as described under “Purchase of New Notes at Your Option on Specified Dates” in a manner adverse to holders;

•	adversely affect the right of holders to convert new notes other than as provided in the indenture;

•	reduce the amount of cash or the number of shares of common stock received upon conversion;

•	reduce the percentage in principal amount of outstanding new notes required for modification or amendment of the indenture;

•	reduce the percentage in principal amount of outstanding new notes necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify provisions with respect to modification and waiver (including waiver of events of default), except to increase the percentage required for modification or waiver or to provide for consent of each affected note holder.

      We and the trustee may amend or supplement the indenture or the new notes without notice to, or the consent of, the new note holders to, among other things, cure any ambiguity, defect or inconsistency, to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer or make any other change that does not adversely affect the rights of any new note holder.

Consolidation, Merger and Sale of Assets

      We may not consolidate with or merge into any person in a transaction in which we are not the surviving person, or convey, transfer or lease our properties and assets substantially as an entirety to any successor person, unless:

•	the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state of the United States, or the District of Columbia and assumes our obligations on the new notes and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	other conditions specified in the indenture are met.

      When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the new notes and the indenture.

Satisfaction and Discharge

      We may discharge our obligations under the indenture while new notes remain outstanding if (1) all outstanding new notes have or will become due and payable at their scheduled maturity within one year or (2) all outstanding new notes are scheduled for redemption within one year, and, in either case, we have deposited with the trustee an amount sufficient to pay and discharge all outstanding new notes on the date of their scheduled maturity or the scheduled date of redemption.

Transfer and Exchange

      We have initially appointed the trustee as the security registrar, paying agent and conversion agent, acting through its corporate trust office. We reserve the right to:

•	vary or terminate the appointment of the security registrar, paying agent or conversion agent;

•	appoint additional paying agents or conversion agents; or

•	approve any change in the office through which any security registrar or any paying agent or conversion agent acts.

Purchase and Cancellation

      All new notes surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any person other than the trustee, be delivered to the trustee. All new notes delivered to the trustee shall be cancelled promptly by the trustee. No new notes shall be authenticated in exchange for any new notes cancelled as provided in the indenture.

      We may, to the extent permitted by law, purchase new notes in the open market or by tender offer at any price or by private agreement. Any new notes purchased by us may, to the extent permitted by law, be reissued or resold or may, at our option, be surrendered to the trustee for cancellation. Any new notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled. Any new notes held by us or one of our subsidiaries shall be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of new note holders.

Replacement of New Notes

      We will replace mutilated, destroyed, stolen or lost new notes at your expense upon delivery to the trustee of the mutilated new notes, or evidence of the loss, theft or destruction of the new notes satisfactory to us and the trustee. In the case of a lost, stolen or destroyed new note, indemnity satisfactory to the trustee and us may be required at the expense of the holder of such new note before a replacement new note will be issued.

Governing Law

      The indenture and the new notes will be governed by, and construed in accordance with, the law of the State of New York.

Concerning the Trustee

      Wells Fargo Bank, N.A., has agreed to serve as the trustee under the indenture. The trustee will be permitted to deal with us and any of our affiliates with the same rights as if it were not trustee. However, under the Trust Indenture Act, if the trustee acquires any conflicting interest and there exists a default with respect to the new notes, the trustee must eliminate such conflict or resign.

      The holders of a majority in principal amount of all outstanding new notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee. However, any such direction may not conflict with any law or the indenture, may not be unduly prejudicial to the rights of another holder or the trustee and may not involve the trustee in personal liability.

Book-Entry, Delivery and Form

      We will initially issue the new notes in the form of one or more global securities. The global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between the DTC and the trustee. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You may hold your beneficial interests in the global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC. New notes in definitive certificated form (called “certificated securities”) will be issued only in certain limited circumstances described below.

      DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

      DTC was created to hold securities of institutions that have accounts with DTC (called “participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (called, the “indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

      We expect that pursuant to procedures established by DTC upon the deposit of the global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of new notes represented by such global security to the accounts of participants. The accounts to be credited shall be designated by the exchange agent. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

      Owners of beneficial interests in global securities who desire to convert their interests into common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

      So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by the global security for all purposes under the indenture and the new notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC.

      Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the new notes represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any new notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

      We will make payments of principal of, premium, if any, interest (including any additional interest), principal return and the net cash amount on the new notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

      We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest (including additional interest) on the global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any new note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

      Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

      DTC has advised us that it will take any action permitted to be taken by a holder of new notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of new notes as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depository for the global security or ceases to be a clearing agency or there is an event of default under the new notes, DTC will exchange the global security for certificated securities which it will distribute to its participants and which will be legended, if required, as set forth under the heading “Transfer Restrictions.”

      Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility, or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

DESCRIPTION OF CAPITAL STOCK

      Our authorized capital stock consists of 200,000,000 shares of common stock, $0.01 par value, and 1,000,000 shares of preferred stock, $0.01 par value.

Common Stock

      As of January 31, 2005, there were 67,306,320 shares of common stock outstanding (excluding 21,550,613 shares held by us as treasury stock). Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to the rights, if any, of preferred stockholders.

      Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by the stockholders, except that all holders are entitled to cumulate their votes in the election of directors. Every stockholder voting in the election of directors may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by that stockholder, or distribute these votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more candidates than the number of directors to be elected.

      Holders of common stock do not have any preemptive right to become subscribers or purchasers of additional shares of any class of our capital stock. The rights, preferences and privileges of holders of common stock are subject to, and may be injured by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

      Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any preferred stock.

Preferred Stock

      As of January 31, 2005 there were no shares of preferred stock outstanding. The board of directors is authorized, without action by the shareholders, to designate and issue up to 1,000,000 shares of preferred stock in one or more series. The board of directors can fix the rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions on these shares.

      The board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. If we issue preferred stock, it may have the effect of delaying, deferring or preventing a change in control.

Stockholder Rights Plan

      Our board of directors has adopted a stockholder rights plan. Pursuant to the stockholder rights plan, we made a dividend distribution of one preferred share purchase right on each share of our common stock outstanding on August  21, 2001 and each share of our common stock issued after that date. Each right entitles stockholders to buy a one one-thousandth of a share of our Series A participating preferred stock with economic terms similar to that of one share of common stock, at an exercise price of $240.00 per one one-thousandth of a share, subject to adjustment. Each right will become exercisable following the earlier of (a) the public announcement by any person or group that such person or group has acquired or obtained the right to acquire 15% or more of our common stock or (b) the tenth business day after a person or group announces commencement of a tender offer, the consummation of which would result in ownership by the person or group of 15% or more of our common stock, each person or group in (a) and (b), being referred to as an Acquiring Person.

      Following the exercisability of the rights and once an Acquiring Person has obtained 15% or more of our common stock, each right (other than any rights held by the Acquiring Person itself or its affiliates) will entitle the holder of the right to purchase, for the exercise price, a number of shares of our common stock having a then current value equal to twice the exercise price. In addition, after the rights become exercisable and after an Acquiring Person has obtained 15% or more of our common stock, if: (1) we merge into another entity; (2) another entity merges into us; or (3) we sell more than 50% of our assets or earning power (as determined by our board of directors in good faith), then each right (other than any rights held by the acquiring person or its affiliates) shall entitle the holder of the right to purchase, for the exercise price, a number of shares of common stock of the person surviving the transaction with us having a then current market value equal to twice the exercise price.

      At any time after an Acquiring Person obtains 15% or more of our common stock and prior to the acquisition by that person of 50% of our outstanding common stock, our board of directors may elect to exchange the rights (other than any rights held by the acquiring person or its affiliates), in whole or in part, for shares of our common stock at an exchange ratio of one share per right.

      We are entitled to redeem the rights at a price of $0.001 per right at any time before the earlier of: (i) an Acquiring Person becoming such; or (ii) the final expiration date of the rights. The exercise price, the number of rights and the number of shares issuable upon exercise of the rights are subject to antidilution adjustments as described in the stockholder rights plan. Unless earlier exercised, exchanged or redeemed, the rights expire on August 9, 2011.

Potential Anti-takeover Effects

      The stockholder rights plan and some provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire control of Fair Isaac. This could limit the price that certain investors might be willing to pay in the future for our shares of common stock.

      Our certificate of incorporation and bylaws allow us to:

•	issue preferred stock without any vote or further action by our stockholders;

•	eliminate the right of stockholders to act by written consent without a meeting;

•	specify procedures for director nominations by stockholders and submission of other proposals for consideration at stockholder meetings; and

•	have cumulative voting in the election of directors.

      We are subject to provisions of Delaware law that could also delay or make more difficult a merger, tender offer or proxy contest involving Fair Isaac. In particular, Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation from engaging in any business combination with any stockholder for a period of three years unless the transaction meets certain conditions.

      The stockholder rights plan, the possible issuance of preferred stock, the procedures required for director nominations and stockholder proposals and Delaware law could have the effect of delaying, deferring or preventing a change in control of Fair Isaac, including without limitation discouraging a proxy contest or making more difficult the acquisition of a substantial block of our common stock.

Transfer Agent and Registrar

      The transfer agent and registrar for our common stock is Mellon Investors Services LLC.

New York Stock Exchange Listing

      Our common stock is quoted on The New York Stock Exchange under the symbol “FIC.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

      The following discussion, insofar as it relates to matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitutes the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Fair Isaac Corporation, as to the material U.S. federal income tax consequences to holders of outstanding notes of their exchange of outstanding notes for new notes pursuant to the exchange offer. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, Internal Revenue Service (“IRS”) rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. The discussion below applies to you only if you own outstanding notes and acquire new notes pursuant to the exchange offer. This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder’s circumstances or to holders subject to special rules, such as:

•	banks, thrifts, regulated investment companies, insurance companies, or other financial institutions;

•	persons subject to the alternative minimum tax;

•	persons who do not hold their outstanding notes or new notes as capital assets;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	certain former citizens or long-term residents of the United States;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons who hold the outstanding notes or new notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction strategy; or

•	persons deemed to sell the new notes or common stock into which the new notes are convertible under the constructive sale provisions of the Code.

      The discussion does not address any aspect of state, local or foreign law, or the U.S. federal estate, gift or alternative minimum tax consequences of: (i) the exchange offer, (ii) the ownership or disposition of new notes, or (iii) the ownership or disposition of the common stock received upon a conversion of the new notes.

      No statutory, administrative or judicial authority directly addresses the treatment of the exchange offer or of the ownership or disposition of the new notes for U.S. federal income tax purposes. No rulings have been sought or are expected to be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. As a result, no assurance can be given that the IRS will agree with the tax characterizations and the tax consequences described below.

      WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE EXCHANGE OFFER AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES AND THE COMMON STOCK IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

      For purposes of the following discussion, a “U.S. Holder” means a beneficial owner of the outstanding notes or new notes that for U.S. federal income tax purposes is (i) an individual citizen or resident (as defined in Section 7701(b) of the Code) of the United States, (ii) a corporation or any other entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons as described in Section 7701(a)(30) of the Code or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person. A “Non-U.S. Holder” is any beneficial owner of the outstanding notes or new notes (other than a partnership) that is not a U.S. Holder.

      If a partnership (including for this purpose any entity, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the outstanding notes, new notes or common stock into which such notes may be converted, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Income earned through a foreign or domestic partnership generally is attributed to its owners. A holder of the outstanding notes, new notes or common stock into which such notes may be converted that is a partnership and partners in such partnership should consult their own tax advisors about the U.S. federal income tax consequences of holding and disposing of such notes and the common stock into which such notes may be converted.

Tax Consequences for U.S. Holders

      Characterization of the Exchange. Under current U.S. Treasury Regulations, the exchange of outstanding notes for new notes will be treated as an “exchange” for U.S. federal income tax purposes (which we will refer to as a Tax Exchange) only if, taking into account the differences between the terms of the outstanding notes and the new notes, there is deemed to be a “significant” modification of the outstanding notes within the meaning of U.S. Treasury Regulations section 1.1001-3(e). In general, the U.S. Treasury Regulations provide that a modification of a debt instrument is a significant modification only if, based on all of the facts and circumstances, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” Because there is no authority interpreting the U.S. Treasury Regulations that is directly on point, their application to the exchange of outstanding notes for new notes is unclear. Nevertheless, we intend to take the position that the modifications to the outstanding notes resulting from the exchange of outstanding notes for new notes will not constitute a significant modification of the outstanding notes because we believe that the differences between the terms of the outstanding notes and the new notes are not economically significant. By participating in the exchange offer, a U.S. Holder will be deemed to have agreed, for U.S. federal income tax purposes, to treat the exchange as not constituting a “significant modification” of the outstanding notes within the meaning of U.S. Treasury Regulations section 1.001-3(e). Our position, however, is subject to uncertainty and could be challenged by the IRS.

      Treatment if No Tax Exchange. If, consistent with our position, the exchange of outstanding notes for new notes does not constitute a significant modification of the outstanding notes, the exchange will not be treated as a Tax Exchange and the new notes will be treated as a continuation of the outstanding notes. In that case, there will be no U.S. federal income tax consequences to a U.S. Holder who exchanges outstanding notes for new notes pursuant to the exchange offer, and any such U.S. Holder will have the same adjusted tax basis and holding period in the new notes as it had in the outstanding notes immediately before the exchange. In addition, such U.S. Holders will continue to be subject to the same rules governing the treatment of contingent payment debt instruments (which we refer to as the CPDI Regulations) as were applicable to the outstanding notes and will continue to be bound by our application of the CPDI Regulations, including our determination that the rate at which interest will be deemed to accrue for U.S. federal income tax purposes will be 5.65% per year, compounded semi-annually, which represents the yield at which we could issue comparable noncontingent, nonconvertible fixed rate debt instruments with terms and conditions otherwise similar to the new notes. Pursuant to the CPDI Regulations, a U.S. Holder of the new notes generally is required to accrue interest income on the new notes currently, regardless of whether the U.S. Holder uses the cash or accrual method of tax accounting.

      Treatment if Tax Exchange. There can be no assurance that the IRS will agree that the exchange does not constitute a significant modification of the terms of the outstanding notes. If, contrary to our position, the exchange of the outstanding notes for new notes were treated as a significant modification of the outstanding notes, the exchange would be treated as a Tax Exchange. Although not free from doubt, if the exchange were to constitute a Tax Exchange we intend to take the position that such a Tax Exchange should constitute a recapitalization for U.S. federal income tax purposes.

      Whether such an exchange qualifies as a recapitalization depends on, among other things, whether the outstanding notes and the new notes constitute “securities” for U.S. federal income tax purposes. The rules for determining whether debt instruments such as the outstanding notes are securities are complex and unclear. The term “security” is not defined in the Code or U.S. Treasury Regulations and has not been clearly defined by judicial decisions. The determination of whether a debt instrument is a security requires an overall evaluation of the nature of the debt instrument, with the term of the instrument usually regarded as one of the most significant factors. Although a debt instrument with a term of more than ten years is generally considered to be a security, no authority clearly addresses an instrument with put and call features of the type included in the outstanding notes and the new notes. If both the outstanding notes and the new notes constitute securities for U.S. federal income tax purposes, the exchange should qualify as a recapitalization for U.S. federal income tax purposes. In that case, an exchanging U.S. Holder would not recognize any gain or loss on the exchange. A U.S. Holder’s basis in any new notes received in the exchange would equal its basis in the outstanding notes. A U.S. Holder’s holding period for the new notes would include its holding period for the outstanding notes exchanged therefor. A U.S. Holder might incur a negative or positive adjustment under the CPDI Regulations as a result of such Tax Exchange. Further, a U.S. Holder might be required to accrue interest income at a significantly different rate and on a significantly different schedule than is applicable to the outstanding notes, and might have a significantly different treatment upon conversion of the new notes, and a significantly different basis in the common stock acquired upon conversion of the new notes.

      If the exchange of the outstanding notes for new notes were treated as a Tax Exchange, but contrary to our belief the outstanding notes or the new notes were not treated as securities for U.S. federal income tax purposes, then the Tax Exchange would not qualify as a recapitalization, and an exchanging U.S. Holder would be treated as having engaged in a taxable disposition of the outstanding notes for property with a fair market value equal to the fair market value of the new notes. A U.S. Holder generally will be required to treat any gain as interest income and any loss as ordinary loss to the extent of the excess of previous interest inclusions net of negative adjustments previously taken into account as ordinary loss, and the balance as capital loss. The deductibility of capital losses is subject to limitations. In addition, a U.S. Holder might not be able to recognize a loss under the U.S. federal income tax rules relating to “wash sales.” Further, a holder might be required to accrue interest income at a significantly different rate and on a significantly different schedule than is applicable to the outstanding notes, and might have a significantly different treatment upon conversion of the new notes, and a significantly different basis in the common stock acquired upon conversion of the new notes.

HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE OWNERSHIP, SALE, EXCHANGE, CONVERSION OR REDEMPTION OF NEW NOTES IF THE EXCHANGE IS TREATED AS A TAX EXCHANGE.

Tax Consequences for Non-U.S. Holders

      If, consistent with our position, the exchange of outstanding notes for new notes is not treated as a significant modification for U.S. federal income tax purposes, then, as discussed above, the new notes will be treated as a continuation of the outstanding notes. As a result, there will be no U.S. federal income tax consequences to a Non-U.S. Holder who participates in the exchange. If, contrary to our position, the exchange of the outstanding notes for new notes were treated as a significant modification for U.S. federal income tax purposes, any gain realized by a Non-U.S. Holder would be eligible for exemption from U.S. federal income or withholding tax to the same extent as would have applied to a sale or exchange of the outstanding notes. In either case, a Non-U.S. Holder generally should have the same U.S. federal income tax consequences of holding new notes as would have arisen if it continued to hold outstanding notes.

Tax Consequences for U.S. Holders and Non-U.S. Holders Not Participating in the Exchange Offer

      A U.S. Holder or Non-U.S. Holder that does not participate in the exchange offer will have no U.S. federal income tax consequences as a result of the exchange offer.

TRANSFER RESTRICTIONS

      We are offering the new notes pursuant to the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) thereof. Based upon interpretations by the staff of the Division of Corporation Finance of the SEC, we believe that any new notes that we issue in exchange for outstanding notes that were eligible for resale without compliance with the registration requirements of the Securities Act, specifically, outstanding notes represented by CUSIP No. 303250 AB 0, may be offered for resale, resold and otherwise transferred by any holder thereof who is not an affiliate of ours without compliance with the registration requirements of the Securities Act. All other new notes, specifically, new notes issued in exchange for outstanding notes represented by CUSIP No. 303250 AA 2, will be subject to transfer restrictions and, unless and until registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, registration under the Securities Act and applicable state securities laws. We refer to the new notes that are subject to transfer restrictions as the “transfer restricted new notes.”

      Each holder receiving transfer restricted new notes in the exchange offer will be deemed to have represented and agreed as follows (terms used in this paragraph that are defined in Rule 144A or Regulation S under the Securities Act are used herein as defined therein):

(1) The holder understands that the transfer restricted new notes and shares issuable upon conversion of the transfer restricted new notes are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the transfer restricted new notes and shares issuable upon conversion thereof have not been and will not be registered under the Securities Act and that (A) if in the future it decides to offer, resell, pledge or otherwise transfer any of the transfer restricted new notes or shares issued upon conversion thereof, such notes or shares may be offered, resold, pledged or otherwise transferred only (i) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (iv) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iv) in accordance with any applicable securities laws of any state of the United States, and that (B) the purchaser will, and each subsequent holder is required to, notify any subsequent purchaser of the transfer restricted new notes or shares from it of the resale restrictions referred to in (A) above. The purchaser also understands and agrees not to engage in hedging transactions with regard to the transfer restricted new notes or the shares unless in compliance with the Securities Act.

(2) The holder understands that the transfer restricted new notes and shares issuable upon conversion of the transfer restricted new notes will, until the expiration of the applicable holding period set forth in Rule 144(k) of the Securities Act, unless otherwise agreed to by us and the holder thereof, bear a legend substantially to the following effect:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY AND THE SHARES ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE SHARES ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS

DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

      The common stock issuable upon conversion of the transfer restricted new notes will bear a comparable legend. The new notes will be available initially only in book-entry form. The transfer restricted new notes will be issued in the form of one or more global notes bearing the legends set forth above.

      Each holder of the transfer restricted new notes will be deemed to have represented and agreed that either: (1) the purchaser is not a Plan (which term includes (A) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to ERISA, (B) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or to provisions under applicable Federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Laws”) and (C) entities the underlying assets of which are considered to include “plan assets” of such plans, accounts and arrangements) and it is not purchasing the transfer restricted new notes on behalf of, or with the “plan assets” of, any Plan; or (2) the purchaser’s purchase, holding and subsequent disposition of the notes either (A) are not a prohibited transaction under ERISA or the Code and are otherwise permissible under all applicable Similar Laws or (B) are entitled to exemptive relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more available statutory, class or individual prohibited transaction exemptions and are otherwise permissible under all applicable Similar Laws.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The consolidated financial statements appearing in Fair Isaac Corporation’s Current Report on Form 8-K filed February 25, 2005 (which consolidated financial statements supersede those included in Fair Isaac Corporation’s Annual Report on Form 10-K for the year ended September 30, 2004), incorporated herein by reference, have been audited by KPMG LLP, independent registered public accounting firm, as stated in their report incorporated herein by reference. The audit report covering the September 30, 2004 consolidated financial statements refers to changes in Fair Isaac’s presentation of diluted earnings per share for fiscal 2004 and 2003 and changes in Fair Isaac’s method of accounting for goodwill in fiscal year 2003.

Fair Isaac Corporation

Offer to Exchange

$400,000,000 Principal Amount of its
1.5% Senior Convertible Notes, Series B due August 15, 2023
for all of its outstanding
1.5% Senior Convertible Notes due August 15, 2023

The exchange agent for the exchange offer is:

Wells Fargo Bank, N.A.

      Letters of Transmittal, certificates for the equity security units and any other required documents should be sent by each holder or its broker, dealer, commercial bank, trust company or other nominee to the exchange agent:

By Registered or Certified Mail:	By Regular Mail or Courier:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A
Corporate Trust Operations	Corporate Trust Operations
MAC N9303-121	MAC N9303-121
P.O. Box 1517	Sixth & Marquette Avenue
Minneapolis, MN 55480	Minneapolis, MN 44579

In Person by Hand:	By Facsimile
Wells Fargo Bank, N.A.	(for eligible institutions only)
Corporate Trust Services	(612) 667-6282
Northstar East Building — 12th Floor
608 Second Avenue South	For information:
Minneapolis, MN 55402	(800) 344-5128

The information agent for the exchange offer is:

      Any questions regarding procedures for tendering equity securities or requests for additional copies of this offering circular and letter of transmittal should be directed to the information agent:

17 State Street — 10th Floor

New York, NY 10004
Banks and Brokers Call (212) 440-9800
All others call Toll-Free (877) 278-9674

Offering Circular dated February 25, 2005